As filed with the Securities and Exchange Commission on September 10, 2007
Registration No.

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIO SOLUTIONS MANUFACTURING, INC.
(Name of small business issuer in its charter)

New York (State or jurisdiction of incorporation or organization)	2841 (Primary Standard Industrial Classification Code Number)	16-1576984 (I.R.S. Employer Identification No.)

4440 Arville Street, Suite 6
Las Vegas, NV 89103
(702) 222-9532
(Address and telephone number of principal executive offices and principal place of business)

David S. Bennett
4440 Arville Street, Suite 6
Las Vegas, NV 89103
(702) 222-9532
(Name, address and telephone number of agent for service)

Copies to:
Marc A. Indeglia, Esq.
Gregory R. Carney, Esq.
Spectrum Law Group, LLP
1900 Main Street, Suite 125
Irvine, California 92614
(949) 851-4300

Approximate date of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	16,100,000 Shares	(1)	$0.13	(2)	$2,093,000	$65

(1)
Shares of common stock that may be offered pursuant to this registration statement include 10,500,000 shares that may be issued upon conversion of convertible promissory notes. Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, based upon the last sale of the Registrant’s common stock on September 5, 2007, as reported in the over-the-counter market.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Subject to completion, dated September 10, 2007.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Prospectus

16,100,000 Shares

BIO SOLUTIONS MANUFACTURING, INC.

Common Stock

We are registering up to 16,100,000 shares of our common stock for the offer or sale by the selling stockholders named in this prospectus. Of the shares being registered, 10,500,000 shares are issuable upon conversion of convertible notes issued and issuable to certain of the selling stockholders.

The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

Our common stock currently trades on the OTC Bulletin Board under the symbol “BSLM.OB.” On September 5, 2007, the last reported sale price of the common stock of the OTC was $0.13 per share.

Investing in our common stock involves risks, and investors should not buy these shares unless they can afford to lose their entire investment. Please see “Risk Factors” beginning on page 7 to read about certain factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, _____

Cautionary Statement Concerning
Forward-Looking Information

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. This prospectus and the documents to which we refer you and incorporate into this prospectus by reference contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. These are statements that relate to future periods and include statements regarding our future strategic, operational and financial plans, potential acquisitions, anticipated or projected revenues, expenses and operational growth, markets and potential customers for our products and services, plans related to sales strategies and efforts, the anticipated benefits of our relationships with strategic partners, growth of our competition, our ability to compete, the adequacy of our current facilities and our ability to obtain additional space, use of future earnings, and the feature, benefits and performance of our current and future products and services.

You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” “seek” or “continue” or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading “Risk Factors” beginning on page 5. These and other factors may cause our actual results to differ materially from any forward-looking statement. We caution you not to place undue reliance on these forward-looking statements.

We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance. Forward-looking statements are only predictions. The forward-looking events discussed in this prospectus, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. For these statements, we claim the protection of the “bespeaks caution” doctrine. The forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

Factors that may affect forward-looking statements.    A wide range of factors could materially affect future developments and performance of our business. Significant factors affecting specific business operations are identified in connection with the description of these operations and the financial results of these operations incorporated by reference into this prospectus. General factors affecting our operations include:

•	Changes in business plans,

•	Changes in U.S., global or regional economic conditions,

•	Changes in U.S. and global financial and equity markets, including market disruptions and significant interest rate fluctuations.

•	Increased competitive pressures,

•	Legal developments that may affect our business,

•	Technological developments that may affect our business, and

•	Changes in government regulations relating to the pharmaceutical industry.

This list of factors that may affect future performance and the accuracy of forward-looking statements is illustrative, but by no means exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

Prospectus Summary Information

Our Company

We are a provider of biodiesel fuel and waste bioremediation services. Through our Bio Solutions Production, Inc. subsidiary (“BSP”), we have historically focused on production of waste bioremediation solutions for municipal collection systems and food service facilities (the “Cleaning Division”). With our June 2006 acquisition of Bio Extraction Services, Inc. (“BESI”) and its patent pending technology, we plan to focus on the production and sale of biodiesel fuel (the “Biodiesel Division”).

Our executive offices are located at 4440 Arville Street, Suite 6, Las Vegas, NV 89103. Our telephone number is (702) 222-9532.

The Offering

This offering relates to the offer and sale of 16,100,000 shares of our common stock by the selling stockholders identified in this prospectus. We may register additional shares in the future. The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

Common stock outstanding before the offering:	51,250,037

Common stock offered by the selling stockholder:	16,100,000

Common stock underlying convertible notes to be registered:	10,500,000

Common stock outstanding if all stock offered by selling stockholders is sold:	61,750,037

Use of Proceeds of the Offering:	We will not receive any of the proceeds from the sale of the shares by this Offering

OTC Bulletin Board symbol for common stock:	“BSLM.OB”

Summary Financial Information

The summary financial information set forth below has been derived from our financial statements for the (i) years ended October 31, 2006 and October 31, 2005 and (ii) period ended April 30, 2007 and April 30, 2006.  You should read this information in conjunction with the financial statements and notes included elsewhere in this prospectus.

Statement of Operations Data:

	Year Ended		Three Months Ended		Six Months Ended
	October 31,		April 30,		April 30,
	2006	2005	2007	2006	2007	2006
	(audited)	(audited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues - related party	$143,515	$206,085	$2,999	$50,807	$21,991	$92,041
Net (loss)	(2,739,803)	(1,024,683)	(430,332)	(776,881)	(1,637,049)	(1,216,308)
Net (loss) per weighted average share (basic and diluted)	(0.107)	(0.063)	(0.011)	(0.041)	(0.042)	(0.068)
Weighted average number of shares outstanding (basic and diluted)	25,707,270	16,815,089	40,218,239	18,969,365	38,567,218	17,890,960

Balance Sheet Data:

	October 31,	April 30,
	2006	2007
	(audited)	(unaudited)
Cash	$12,936	$2,418
Working capital deficit	1,184,435	1,384,317
Total assets	794,058	951,811
Total liabilities	1,376,053	1,582,621
Total stockholders’ deficit	582,445	630,810

Risk Factors

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and the other information in this annual report before investing in our common stock. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks.

Risks Related to Our Securities and this Registration

We have issued a substantial number of securities convertible into shares of our common stock which will result in substantial dilution to the ownership interests of our existing stockholders. As of September 5, 2007, approximately 19,300,000 shares of our common stock were reserved for issuance upon exercise or conversion of the following securities: (i) 16,550,000 shares representing shares of common stock issuable upon conversion in full of our outstanding convertible promissory notes (without regard to any limitations on conversion); (ii) 2,500,000 shares of common stock issuable upon exercise of in full of the warrants issued to the investors in our June 2006 Unit offering (without regard to any limitations on exercise) and (iii) 250,000 shares of common stock issuable upon exercise of the warrants issued to the finder in connection with our June 2006 Unit offering.

The exercise or conversion of these securities will result in a significant increase in the number of outstanding shares and substantially dilute the ownership interests of our existing shareholders.

A substantial number of our convertible securities are convertible into shares of common stock at a current on price of $0.05 per share. Most of these shares are eligible for public resale. The trading price of our common stock and our ability to raise additional financing may be adversely affected by the influx into the market of such a substantial number of shares. Our outstanding convertible notes are presently convertible into 16,550,000 shares of common stock at a per share conversion price equal to the lesser of (i) $0.05 and (ii) 70% of the 3 day average closing bid price of our common stock prior to conversions (which is $0.05 as of September 5, 2007), which is less than the current trading price of our shares. Although many of the shares issuable upon conversion of our convertible warrants are eligible for public resale under Securities and Exchange Commission Rule 144, we have agreed to file a registration statement to cover the public resale of all of these shares. This significant increase in number of shares available for public sale may have a negative impact on the trading price of our shares and substantially dilute the ownership interest of our existing shareholders. In order to raise additional financing we would likely be required to issue additional shares of common stock or securities convertible into common stock at a purchase or conversion price as applicable, on similar terms. To the extent these factors are viewed negatively by the market, it may provide an incentive for persons to execute short sales of our common stock that could adversely affect the trading price of our common stock.

Selling shareholders may impact our stock value through the execution of short sales which may decrease the value of our common stock. Short sales are transactions in which a selling shareholder sells a security it does not own. To complete the transaction, a selling shareholder must borrow the security to make delivery to the buyer. The selling shareholder is then obligated to replace the security borrowed by purchasing the security at the market price at the time of replacement. The price at such time may be higher or lower than the price at which the security was sold by the selling shareholder. If the underlying security goes down in price between the time the selling shareholder sells our security and buys it back, the selling shareholder will realize a gain on the transaction. Conversely, if the underlying security goes up in price during the period, the selling shareholder will realize a loss on the transaction. The risk of such price increases is the principal risk of engaging in short sales. The selling shareholders in this registration statement could short the stock by borrowing and then selling our securities in the market, and then converting the stock through either our convertible promissory notes or warrants at a discount to replace the security borrowed. Because the selling shareholders control a large portion of our common stock, the selling shareholders could have a large impact on the value of our stock if they were to engage in short selling of our stock. Such short selling could impact the value of our stock in an extreme and volatile manner to the detriment of other shareholders.

There is a limited trading market for our common stock. Our common stock is traded on the OTC Bulletin board under the symbol “BSLM.OB.” There has been virtually no trading activity in our stock recently, and when it has traded, the price has fluctuated widely. We consider our common stock to be “thinly traded” and any last reported sale prices may not be a true market-based valuation of the common stock. A consistently active trading market for our stock may not develop at any time in the future. Stockholders may experience difficulty selling their shares if they choose to do so because of the illiquid market and limited public float for our stock. It is possible that even a limited public market for our common stock will not be sustained after the date of this annual report or at a time at which you may desire to sell your shares.

The volatility of our stock price affect our may adversely affect the market price for our common stock.  The market price of our common stock has historically been volatile. We believe the market price of the common stock could continue to fluctuate substantially, based on a variety of factors, including quarterly fluctuations in results of operations, timing of product releases, announcements of new products and acquisitions or acquisitions by our competitors, changes in earnings estimates by research analysts, and changes in accounting treatments or principles. The market price of our common stock may be affected by our ability to meet or exceed analysts’ or “street” expectations, and any failure to meet or exceed such expectations could have a material adverse effect on the market price of our common stock. Furthermore, stock prices for many companies, particularly entertainment companies, fluctuate widely for reasons that may be unrelated to their operating results. These fluctuations and general economic, political and market conditions, such as recessions or international currency fluctuations and demand for our products, may adversely affect the market price of our common stock.

Our common stock is considered to be a “penny stock” and, as such, the market for our common stock may be further limited by certain SEC rules applicable to penny stocks. As long as the price of our common stock remains below $5.00 per share or we have net tangible assets of $2,000,000 or less, our shares of common stock are likely to be subject to certain “penny stock” rules promulgated by the SEC. Those rules impose certain sales practice requirements on brokers who sell penny stock to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000). For transactions covered by the penny stock rules, the broker must make a special suitability determination for the purchaser and receive the purchaser’s written consent to the transaction prior to the sale. Furthermore, the penny stock rules generally require, among other things, that brokers engaged in secondary trading of penny stocks provide customers with written disclosure documents, monthly statements of the market value of penny stocks, disclosure of the bid and asked prices and disclosure of the compensation to the brokerage firm and disclosure of the sales person working for the brokerage firm. These rules and regulations make it more difficult for brokers to sell our shares of our common stock and limit the liquidity of our securities.

We do not expect to pay dividends for the foreseeable future. For the foreseeable future, it is anticipated that earnings, if any, that may be generated from our operations will be used to finance our operations and that cash dividends will not be paid to holders of our common stock.

Any projections used in this prospectus may not be accurate. Any and all projections and estimates contained in this prospectus or otherwise prepared by us are based on information and assumptions which management believes to be accurate; however, they are mere projections and no assurance can be given that actual performance will match or approximate the projections.

Substantial sales of our stock may impact the market price of our common stock. Future sales of substantial amounts of our common stock, including shares that we may issue upon exercise of options and warrants, could adversely affect the market price of our common stock. Further, if we raise additional funds through the issuance of common stock or securities convertible into or exercisable for common stock, the percentage ownership of our stockholders will be reduced and the price of our common stock may fall.

As of October 31, 2006, there was substantial doubt about our ability to continue as a going concern. As of October 31, 2006, our independent public accounting firm issued a “going concern opinion” wherein they stated that the accompanying financial statements were prepared assuming the Company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. We have incurred losses since inception and have had negative cash flows from operations. For the years ended October 31, 2006 and 2005, we incurred net losses of $2,739,803 and $1,024,683, respectively, and had a stockholders’ deficit of $582,445 as of October 31, 2006. Our future is dependent upon our ability to obtain additional equity or debt financing and upon future successful development and marketing of our products and services. Management is pursuing various sources of equity and debt financing. Although we plan to pursue additional financing, there can be no assurance that we will be able to secure such financing or obtain financing on terms beneficial to us. Failure to secure such financing may result in our inability to continue as a going concern and the impairment of the recorded long lived assets. Further, we laid off the employees at our facility in Mississippi in February 2007 as a result of an ongoing dispute with Bio Solutions Franchise Corp. Once such disputes are resolved, either voluntarily or through litigation, we anticipate selling our biological waste remediation products again. We anticipate future losses from operations as a result of this matter. These matters raise substantial doubt about our ability to continue as a going concern.

We lack proper internal controls and procedures.  We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized, and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure based on the definition of “disclosure controls and procedures” in Rule 13a-15(e). In designing and evaluating the disclosure controls and procedures, our management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

At the end of the period ended April 30, 2007, we carried out an evaluation, under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based on the foregoing, our Chief Executive Officer and our Chief Financial Officer concluded that our disclosure controls and procedures were not effective to ensure that all material information required to be disclosed in our Quarterly Report on Form 10-QSB for the period ended April 30, 2007 has been made known to them in a timely fashion.  In addition, our Chief Executive Officer and Chief Financial Officer have identified significant deficiencies that existed in the design or operation of our internal control over financial reporting that they consider to be “material weaknesses.” The Public Company Accounting Oversight Board has defined a material weakness as a “significant deficiency or combination of significant deficiencies that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.” In light of the material weaknesses described below, we performed additional procedures to ensure that the consolidated financial statements are prepared in accordance with generally accepted accounting principles. Accordingly, management believes that the financial statements included in the Quarterly Report for the period ended April 30, 2007 fairly present in all material respects our financial condition, results of operations, and cash flows for the periods presented.

In addition, in performing its audit of our consolidated financial statements for the fiscal year ended October 31, 2006, our independent auditors, Sherb & Co., LLP, notified our Board of Directors of several reportable conditions in internal controls under standards established by the American Institute of Certified Public Accountants. Reportable conditions involve matters coming to the attention of our auditors relating to significant deficiencies in the design or operation of internal controls that, in their judgment, could adversely affect our ability to record, process, summarize, and report financial data consistent with the assertions of management in the consolidated financial statements. Sherb & Co., LLP stated that while none of the items identified by them individually are individually a material weakness, the combined effect of these issues and the inability to produce timely accurate financial statements is a material weakness.

These significant deficiencies in the design and operation of our internal controls include the needs to hire additional staffing, to change the structure of our finance and accounting department, and to provide training to existing and new personnel in SEC reporting requirements. Furthermore, the deficiencies include the need for formal control systems for journal entries and closing procedures, as certain control accounts were not being timely reconciled to the general ledger activity, the need to form an independent audit committee as a form of internal checks and balances and oversight our management, especially for related party transactions, to implement budget and reporting procedures, and the need to provide internal review procedures for schedules, SEC reports and filings prior to submission to the auditors and/or filing with the SEC.

These deficiencies have been disclosed to our Board of Directors. Additional effort is needed to fully remedy these deficiencies and we are seeking to improve and strengthen our control processes and procedures. As of the date of this prospectus, we have relocated our accounting books and records to our Las Vegas, Nevada office where our Chief Financial Officer is located, and we have terminated the use of related party employee and consultants in our accounting department. In addition, we are in the process of improving our internal control over financial reporting in an effort to remediate these deficiencies by adding additional accounting personnel, improving supervision and increasing training of our accounting staff with respect to generally accepted accounting principles, providing additional training to our management regarding use of estimates in accordance with generally accepted accounting principles, increasing the use of contract accounting assistance, and increasing the frequency of internal financial statement review. We will continue to take additional steps necessary to remediate the material weaknesses described above.

Issuing preferred stock with rights senior to those of our common stock could adversely affect holders of common stock. Our charter documents give our board of directors the authority to issue series of preferred stock without a vote or action by our stockholders. The board also has the authority to determine the terms of preferred stock, including price, preferences and voting rights. The rights granted to holders of preferred stock may adversely affect the rights of holders of our common stock. For example, a series of preferred stock may be granted the right to receive a liquidation preference - a pre-set distribution in the event of a liquidation - that would reduce the amount available for distribution to holders of common stock. In addition, the issuance of preferred stock could make it more difficult for a third party to acquire a majority of our outstanding voting stock. As a result, common stockholders could be prevented from participating in transactions that would offer an optimal price for their shares.

Risks Related to New Entry into Biodiesel Market

We have no operating history in the biodiesel market, which could result in errors in management and operations. We recently entered the biodiesel production and sale market and have no history of operations. We may not be able to manage entry into this market effectively or properly staff operations, and any failure to manage our entry into this market effectively could delay the commencement of plant operations. Such a delay is likely to further hinder our ability to generate revenue and could make governmental grants unavailable to us. We anticipate our company will experience substantial growth during the construction and start-up of operations of the plant and the hiring of employees. This period of growth and the start-up of the plant is likely to present significant challenges for us.

We have a history of losses and may not ever operate profitably. We will continue to incur significant losses until we successfully complete or acquireand commence operations of a biodiesel plant. There is no assurance that we will be successful in our efforts to build or acquire and operate the biodiesel plant. Even if we successfully meet all of these objectives and begin operations at the biodiesel plant, there is no assurance that we will be able to operate profitably.

We have not hired any non-management employees for our biodiesel division, and may not be able to hire employees capable of effectively operating the biodiesel plant, which may hinder our ability to operate profitably. Because we recently entered the biodiesel indsutry, we have not hired any employees other than management employees and outside consultants. Prior to completion of the plant construction and commencement of operations, we intend to hire a significant number of full-time employees. Following completion of the biodiesel plant, we expect certain of our employees to be in biodiesel production operations and certain of our employees to be in general management and administration. We may not be successful in hiring employees to operate our biodiesel plant at a reasonable price. If we are not able to hire and retain employees who can effectively operate the plant, our ability to profitably operate the plant will be adversely affected.

We have no experience in the biodiesel industry, which increases the risk of our inability to build and operate the biodiesel plant. We are presently, and will likely continue to be for some time, dependent upon our officers and directors. Most of these individuals are experienced in business generally but have no experience in organizing and building, acquiring, or operating a biodiesel plant.

Our success depends upon maintaining the proprietary nature of patent pending grease interceptor technology. To protect these rights, we rely principally on a combination of the following:

•	contractual arrangements providing for non-disclosure and prohibitions on use;

•	patents and pending patent applications;

•	trade secret, copyright and trademark laws; and

•	certain technical measures.

Our policy is to enter into confidentiality, technology ownership and/or license agreements, as applicable, with our technical employees, as well as with distributors and customers.

Patent, trade secret, copyright and trademark laws provide limited protection. Because patent applications in the United States are not publicly disclosed until the relevant patent is issued, applications may have been filed, which, if issued as patents, could relate to our services and products as currently designed or as we may modify them in the future to meet the market’s requirements. Trade secret, copyright and trademark laws, in combination with the steps we take to protect our proprietary rights, may not adequately prevent misappropriation of those rights. We may be required to bring proceedings in the United States Patent and Trademark Office or other legal action to enforce our patents, trademarks or copyrights. We may find it necessary to litigate to protect our trade secrets and know-how. Any legal actions would be costly, time consuming, and would divert the attention of management and personnel.

The protections provided by laws protecting intellectual property rights do not prevent our competitors from developing, independently, products similar or superior to our products and technologies. In addition, effective protection of copyrights, trade secrets, trademarks, and other proprietary rights may be unavailable or limited in certain foreign countries.

Our inability or failure to protect our proprietary technology could damage our ability to compete, reduce our revenues and damage our prospects for achieving growth and profitability.

If our products incorporate technology that infringes the proprietary rights of third parties and we do not secure licenses from them, we could be liable for substantial damages that would cause a material reduction in revenues and impair our prospects for achieving growth and profitability.

If any third party prevails in an action against us for infringement of its proprietary rights, we could be required to pay damages and either enter into costly licensing arrangements or redesign our products so as to exclude the infringing technology. As a result, we would incur substantial costs, delays in the product development, sales and shipments of our products and our revenues may decline substantially and we may never be able to achieve the growth required for us to achieve profitability.

Risks Related to Biodiesel Production

Declines in the prices of biodiesel and its co-products will have a significant negative impact on our financial performance. Our revenues will be greatly affected by the price at which we can sell our biodiesel and its co-products, primarily glycerin. These prices can be volatile as a result of a number of factors over which we have no control. These factors include the overall supply and demand for biodiesel, the price of diesel fuel, level of government support, and the availability and price of competing products. The total production of biodiesel continues to rapidly expand at this time. But, demand may not increase to meet the increase in supply. The increased production of biodiesel without corresponding increases in demand may lead to lower biodiesel prices. Any lowering of biodiesel prices may reduce our revenues.

In addition, increased biodiesel production will lead to increased supplies of co-products from the production of biodiesel, such as glycerin, which may lead to lower prices for our co-products. Glycerin prices in the United States and Europe have already declined over the last several years due to increased biodiesel production and the resulting saturation of the glycerin market. Increased supplies of co-products could outpace demand, which could lead to lower prices for our co-products. If the price of glycerin declines, our revenue from glycerin may be substantially compromised. Increased expenses and decreased sales prices for our products may result in less income, which would decrease our revenues.

Competition from other sources of fuel may adversely affect our ability to market our biodiesel. Although the price of diesel fuel has increased over the last several years and continues to rise, diesel fuel prices per gallon remain at levels below or equal to the price of biodiesel. In addition, other more cost-efficient domestic alternative fuels may be developed which could displace biodiesel as an environmentally-friendly alternative fuel. If diesel prices decline or a new fuel is developed to compete with biodiesel, it may be difficult to market our biodiesel.

Our reliance upon third parties for our grease feedstock supply may hinder our ability to profitably produce our biodiesel. In addition to being dependent upon the availability of grease feedstock supply, we will be dependent on relationships with third parties, including feedstock suppliers. We have entered into an agreement with Environmental Energy Recycling Corp (EERC) to deliver us yellow grease and with Ashcroft Group to assist in the development and markeing of our bio-diesel product, we still anticipate requiring additional relationships to further our business plan. Assuming that we can establish additional relationships, suppliers may terminate those relationships, sell to other buyers, or enter into the biodiesel manufacturing business in competition with us. Suppliers may not perform their obligations as agreed, and we may be unable to specifically enforce our agreements. This could negatively affect our ability to create revenue.

Concerns about fuel quality may impact our ability to successfully market our biodiesel. Industry standards impose quality specifications for biodiesel fuel. Actual or perceived problems with quality control in the industry may lead to a lack of consumer confidence in the product and hinder our ability to successfully market our biodiesel. For example, in December 2005, a batch of biodiesel that failed to meet industry specifications in Minnesota resulted in a 10-day emergency variance from the state’s 2% biodiesel requirement in order to allow for time to fix the problem. Although industry representatives attributed the problem to start-up glitches in the state’s new biodiesel plants, similar quality control issues could result in a decrease in demand for our product.

Cold weather may cause biodiesel to gel, which could have an adverse impact on our ability to successfully market our biodiesel. The pour point for a fuel is the temperature at which the flow of the fuel stops. A lower pour point means the fuel can be effectively utilized in colder weather. The pour point of 100% soy-based biodiesel is approximately 25ºF. The pour point for tallow-based biodiesel is approximately 60ºF. The pour point for No. 2 low sulfur diesel fuel is approximately -30ºF. When diesel is mixed with soy-based biodiesel to make a 2% biodiesel blend, the pour point is -25ºF. Therefore, we believe we will need to blend soy-based biodiesel with petroleum diesel in order to provide a biodiesel product that will have an acceptable pour point in cold weather. Generally, biodiesel that is used in blends of 2% to 20% is expected to provide an acceptable pour point for colder markets comparable to the No. 2 low sulfur diesel pour point. In colder temperatures, lower blends are recommended to avoid fuel system plugging. This may cause the demand for our biodiesel in northern markets to diminish during the colder months.

The tendency of biodiesel to gel in colder weather may also result in long-term storage problems. At low temperatures, fuel may need to be stored in a heated building or heated storage tanks. This may cause a decrease in demand for our product in colder climates due to increased storage costs. This may result in decreased revenues for us.

Automobile manufacturers and other industry groups have expressed reservations regarding the use of biodiesel, which could negatively impact our ability to market our biodiesel. Because biodiesel is a relatively new product, the research of biodiesel use in automobiles and its effect on the environment is ongoing. Some industry groups and standards, including the World Wide Fuel Charter, have recommended that blends of no more than 5% biodiesel be used for automobile fuel, due to concerns about fuel quality, engine performance problems and possible detrimental effects of biodiesel on rubber components and other engine parts. Although some manufacturers have encouraged use of biodiesel fuel in their vehicles, cautionary pronouncements by others may impact our ability to market our product.

The trucking industry opposed the imposition of the Minnesota 2% biodiesel requirement, citing concerns regarding fuel expense and lack of infrastructure necessary to implement the requirement. Such concerns may result in opposition to similar proposed legislation in other states in the future and may negatively impact our ability to market our biodiesel. The American Trucking Associations, however, altered its position on biodiesel in October 2005 by passing a resolution advocating the use of 5% biodiesel blends by the trucking industry.

In addition, studies have shown that nitrogen oxide emissions from pure biodiesel are 10% higher than with petroleum-based biodiesel. Nitrogen oxide is the chief contributor to ozone or smog. New engine technology is available and is being implemented to eliminate this problem. The increased nitrogen oxide emissions may decrease the appeal of our product to environmental groups and agencies who have been historic supporters of the biodiesel industry, which may result in our inability to market our biodiesel.

Risks Related to Biodiesel Industry

New plants under construction or decreases in the demand for biodiesel and glycerin, our co-product, may result in excess production capacity which could decrease our revenues and adversely impact our financial condition. The biodiesel manufacturing industry is experiencing rapid growth. In 2005, approximately 75 million gallons of biodiesel were produced in the United States. The National Biodiesel Board estimates that in 2006 approximately 200 to 250 million gallons of biodiesel were produced in the United States. However, many biodiesel plants do not operate at full capacity and the National Biodiesel Board estimates the current dedicated biodiesel production capacity of these plants is approximately 582 million gallons per year. Further, reported plant construction and expansion, if realized, are expected to result in another 1.4 billion gallons of annual biodiesel production capacity, for total annual production capacity of almost 2 billion gallons. Biodiesel supply may outpace biodiesel demand which could lead to decreased biodiesel prices. This could affect our ability to operate our plant profitably.

Excess production of glycerin, a co-product of the biodiesel production process, may cause the price of glycerin to decline, thereby adversely affecting our revenues. In February 2005, the price of crude glycerin produced in the United States was approximately $0.41 per pound and by March 2006 the price of crude glycerin had declined to $0.06 per pound, due primarily to the oversupply of glycerin by biodiesel production facilities. Any further excess glycerin production capacity may limit our ability to market our glycern co-product and will negatively impact our future revenues.

We face substantially different risks in the biodiesel industry than do ethanol manufacturers. The ethanol industry enjoys over 5 billion gallons of annual domestic demand and a vast existing production, marketing, and transportation network. Conversely, the National Biodiesel Board estimates that in 2006 approximately 200 to 250 million gallons of biodiesel were produced in the United States. The entire diesel fuel market constitutes of only about one-third of the gasoline market as a whole. Fifty-six percent of the diesel market is the trucking industry. Acceptance of biodiesel by consumers has been slow, and the biodiesel industry has faced opposition from the trucking industry and others in regard to legislative mandates for its use. Further the retail market for biodiesel is not sufficiently developed which could lead to decreased demand for biodiesel. This could impact our ability to make a profit.

The biodiesel industry is becoming increasingly competitive and we compete with larger, better financed entities which could impact our ability to operate profitably. Commodity groups in the Midwest and the enactment of favorable federal and state legislation have encouraged the construction of biodiesel plants, and there are numerous other entities considering the construction of biodiesel plants. Nationally, the biodiesel industry may become more competitive given the substantial construction and expansion that is occurring in the industry. According to the National Biodiesel Board, as of November 2006, there were 87 active plants with 13 planning to expand their operations. There were also 65 companies planning to construct new biodiesel plants in the United States.

Competition from other lubricity additives for ultra low sulfur diesel may be a less expensive alternative to our biodiesel, which would cause us to lose market share. The Environmental Protection Agency (EPA) has issued regulations to reduce the amount of sulfur in diesel fuel in order to improve air quality. These regulations affect all diesel fuel that will be made available for retail sale beginning in October 2006. The removal of sulfur from diesel fuel also reduces its lubricity which must be corrected with fuel additives, such as biodiesel which has inherent lubricating properties. Our biodiesel plant is expected to compete with producers of other diesel additives made from raw materials other than soybeans having similar lubricity values as biodiesel, such as petroleum-based lubricity additives. Many major oil companies produce these petroleum-based lubricity additives and strongly favor their use because they achieve the desired effect in lower concentrations than biodiesel. In addition, much of the distribution infrastructure is in place for petroleum-based additives. As a result, petroleum-based additives may be more cost effective than biodiesel. This could result is less demand for biodiesel as a lubricity additive. This could negatively affect our ability to sell our biodiesel profitably.

As the production of biodiesel fuel increases there may not be an adequate supply of railroad cars or trucks to distribute the biodiesel fuel produced by our plant. As more of the biodiesel production plants under construction and in the planning phase begin production, there exists an increasingly large supply of biodiesel fuel to be distributed and there may not be an adequate supply of rail cars or trucks to distribute the fuel which is produced. This problem has affected the agriculture industry for years and there are already reports of railcar shortages becoming a problem for the biodiesel industry.

Risks Related to Regulation and Governmental Action

Loss of favorable tax benefits for biodiesel production could hinder our ability to operate at a profit. Although the biodiesel industry has grown with few state or federal incentives, the incentives that do exist could be repealed at any time. On October 22, 2004, President Bush signed into law the American Jobs Creation Act of 2004, which created biodiesel tax credits. Although the biodiesel mixture credit and the biodiesel fuels credit were extended by the Energy Policy Act of 2005, they are now set to expire on December 31, 2008. These tax incentives for the biodiesel industry may not continue, or, if they continue, the incentives may not be at the same level. The elimination or reduction of tax incentives to the biodiesel industry could reduce the market for biodiesel, which could reduce prices and revenues by making it more costly or difficult to produce and sell biodiesel. This could result in the failure of our business.

Risks Related to Litigation

Adverse results in pending litigation with Bio Solutions Franchise Corp. and others would likely have a material adverse effect on our operations, our financial statements, and our stock price. In June 2007, Wayne Wade commenced an action against us in the United States District Court for the Southern District of Mississippi for breach of contract, seeking approximately $150,000 in damages, as well as interest, fees, and costs. In July, 2007, we filed an answer denying these claims. In addition, we filed a counterclaim against Wade, Louis Elwell, III, Bio Solutions Franchise Corp., Innovative Industries, Bio Solutions of Louisiana, Environmental Services of Mississippi, Wade’s Farm, Sabrina Baio, and Amanda Best for breach of fiduciary duty, usurpation of corporate opportunity, federal and state securities fraud, misappropriation of trade secret, conversion, unlawful distribution of securities, interference with contractual relations and prospective business advantage, unfair competition and business practices, quantum meruit, breach of contract, breach of the covenant of good faith and fair dealing, civil conspiracy, fraud, and misrepresentation. The counterclaim alleges that the counterdefendants entered into a series of self-dealing and wasteful transactions pursuant to which they illegally misappropriated and diverted a significant business opportunity from us and then sold the same opportunity to us for an egregious profit, illegally misappropriated our trade secrets, fraudulently expended significant amounts of our cash without permission or authorization, much of which was paid directly to or on behalf of the counterdefendants, illegally distributed our common stock without registration and in violation of an SEC injunction, entered in a series of related party transactions and agreements with us which unfairly and excessively benefited the counterdefendants, and breached those agreements in gross disregard for our rights. In the counterclaim, we seek actual and punitive damages in an amount to be proven at trial as well as injunctive and declaratory relief.

While we believe that our claims against the counterdefendants and our defenses against Mr. Wade are meritorious, there can be no assurance that this action will be resolved favorably to us, in whole or in part, and it is possible that we could become liable for potentially substantial damages in this action if it is not resolved in our favor. In addition, we may lose or be unable to regain control of one or more of our material assets if the action is not resolved in our favor. The existence of this litigation may harm our relationships with vendors and current or prospective customers, partners, investors, lenders, or stockholders. We are likely to incur significant cost and expense in prosecuting and defending the litigation, and the litigation will likely consume significant time and divert our management’s attention and resources to properly evaluate, prosecute, and defend. If we are unsuccessful in the litigation or any significant phase of it, we may need to develop possible workaround solutions that may be costly and disruptive to implement, or we may be required to permanently cease operations in one or more of our divisions.

Use of Proceeds

We will not receive any proceeds from the resale of our common stock by the selling stockholders.

In addition, we have received gross proceeds $1,000,000 from the sale of the common stock and warrant in our June 2006 Unit offering. The proceeds received from the sale of common stock and warrants was used for business development purposes to pay-off obligations to certain parties, working capital needs, pre-payment of interest, payment of consulting, legal fees and other expenses.

Market for Common Equity and Related Stockholder Matters

Our common stock trades on the OTC Bulletin Board under the symbol “BSLM.OB.” The following table shows the high and low bid or close prices for our common stock for each quarter since November 1, 2005 as reported by the OTC Bulletin Board. We consider our stock to be “thinly traded” and any reported sale prices may not be a true market-based valuation of the stock. Some of the bid quotations from the OTC Bulletin Board set forth below may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

November 1, 2006 to April 30, 2007	High Close	Low Close
First quarter	$0.24	$0.155
Second quarter	0.17	0.13

November 1, 2005 to October 31, 2006	High Close	Low Close
First quarter	$0.65	$0.33
Second quarter	0.98	0.26
Third quarter	0.70	0.23
Fourth quarter	0.38	0.17

November 1, 2004 to October 31, 2005	High Close	Low Close
First quarter	$2.20	$0.63
Second quarter	2.40	1.07
Third quarter	1.23	0.19
Fourth quarter	0.95	0.27

As of September 5, 2007, there were approximately 1,800 record holders of our common stock.

We have not paid any cash dividends since our inception and do not contemplate paying dividends in the foreseeable future. It is anticipated that earnings, if any, will be retained to retire debt and for the operation of the business.

Shares eligible for future sale could depress the price of our common stock, thus lowering the value of a buyer’s investment. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for shares of our common stock.

Securities Authorized for Issuance Under Equity Compensation Plans. The following provides information concerning compensation plans under which our equity securities are authorized for issuance as of October 31, 2006:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	—	$—	—
Equity compensation plans not approved by security holders	—	—	3,560,000	(1)
Total	—	$—	3,560,000	(1)

(1) 2006 Stock Incentive Plan. The purpose of our 2006 Stock Incentive Plan is to advance the best interests of the company by providing those persons who have a substantial responsibility for our management and growth with additional incentive and by increasing their proprietary interest in the success of the company, thereby encouraging them to maintain their relationships with us. Further, the availability and offering of stock options and common stock under the plan supports and increases our ability to attract and retain individuals of exceptional talent upon whom, in large measure, the sustained progress, growth and profitability which we depend. The total number of shares available for the grant of either stock options or compensation stock under the plan is 6,000,000 shares, subject to adjustment, and as of October 31, 2006, we had issued 2,440,000 shares.

Our compensation committee which is appointed by our board of directors administers our plan and has full power to grant stock options and common stock, construe and interpret the plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable an proper. Any decision made, or action taken, by the compensation committee or our board of directors arising out of or in connection with the interpretation and administration of the plan is final and conclusive.

The compensation committee or our board of directors, in its absolute discretion, may award common stock to employees of, consultants to, and directors of the company, and such other persons as the board of directors or compensation committee may select, and permit holders of common stock options to exercise such options prior to full vesting therein and hold the common stock issued upon exercise of the option as common stock. Stock options may also be granted by our board of directors or compensation committee to non-employee directors of the company or other persons who are performing or who have been engaged to perform services of special importance to the management, operation or development of the company.

In the event that our outstanding common stock is changed into or exchanged for a different number or kind of shares or other securities of the company by reason of merger, consolidation, other reorganization, recapitalization, combination of shares, stock split-up or stock dividend, prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of shares subject to stock options which may be granted under the plan.

Our board of directors may at any time, and from time to time, suspend or terminate the plan in whole or in part or amend it from time to time in such respects as our board of directors may deem appropriate and in our best interest.

Plan of Distribution

We are registering the shares of common stock currently outstanding and shares issuable upon conversion of certain convertible promissory notes by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common stock is sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

(1) on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale,

(2) the over-the-counter market,

(3) in transactions otherwise than on these exchanges or systems or in the over-the-counter market,

(4) through the writing of options, whether such options are listed on an options exchange or otherwise, or

(5) through the settlement of short sales.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, brokers-dealers or agents may receive commissions in the form of discounts, concessions, or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions, or commissions as to particular underwriters, brokers-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions, provided that the short sale is made after the registration statement is declared effective and a copy of this prospectus is delivered in connection with the short sale. The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to the prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of the prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions, and other terms constituting compensation from the selling stockholder and any discounts, commissions, or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the various agreements pursuant to which we granted the selling stockholders registration rights. We estimate that these expenses will be approximately $52,500 in total, including, without limitation, Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling stockholders will pay all underwriting discounts and selling commissions, if any. In connection with sales made pursuant to this prospectus, we will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the related registration rights agreement or the selling stockholders will be entitled to contribution. We will be indemnified by the selling stockholders against liabilities, including some liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders for use in this prospectus, in accordance with the related registration rights provisions or we will be entitled to contribution.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Management’s Discussion and Analysis or Plan of Operation

The following discussion and analysis should be read in conjunction with our audited consolidated financial statements and related notes included in this prospectus. This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this report that are not historic in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “expects,” “anticipates,” “estimates,” “believes,” or “plans” or comparable terminology are forward-looking statements based on current expectations and assumptions.

Various risks and uncertainties could cause actual results to differ materially from those expressed in forward-looking statements. Factors that could cause actual results to differ from expectations include, but are not limited to, those set forth under the section “Risk Factors” set forth in this prospectus.

The forward-looking events discussed in this prospectus, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. For these statements, we claim the protection of the “bespeaks caution” doctrine. All forward-looking statements in this document are based on information currently available to us as of the date of this report, and we assume no obligation to update any forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

General

We are a provider of biodiesel fuel and waste bioremediation services. Through BSP, we have historically focused on producing waste bioremediation solutions for municipal collection systems and food service facilities (the “Cleaning Division”). Until the second quarter of our 2007 fiscal year, our products in our Cleaning Division were sold through Bio Solutions Franchise Corp. (“BSFC”), a sales and marketing company for environmental application products and a significant shareholder of the Company. In the second quarter of our 2007 fiscal year, we ceased production of biological waste remediation products until further notice. We plan to resume production of remediation products in the future.

In June 2006, we acquired all of the outstanding equity of BESI, a company focused on the production of bio-fuel technology, from BSFC. In connection with this acquisition, we acquired BESI’s patent pending technology, which is used to extract grease from waste products and convert it into B100 biodiesel fuel. With our acquisition of BESI, we plan to focus on the production and sale of biodiesel fuel (the “Biodiesel Division”).

Bio Solutions Franchise Corp. Litigation

In June 2007, Wayne Wade commenced an action against us in the United States District Court for the Southern District of Mississippi for breach of contract, seeking approximately $150,000 in damages, as well as interest, fees, and costs. In July, 2007, we filed an answer denying these claims. In addition, we filed a counterclaim against Wade, Louis Elwell, III, Bio Solutions Franchise Corp., Innovative Industries, Bio Solutions of Louisiana, Environmental Services of Mississippi, Wade’s Farm, Sabrina Baio, and Amanda Best for breach of fiduciary duty, usurpation of corporate opportunity, federal and state securities fraud, misappropriation of trade secret, conversion, unlawful distribution of securities, interference with contractual relations and prospective business advantage, unfair competition and business practices, quantum meruit, breach of contract, breach of the covenant of good faith and fair dealing, civil conspiracy, fraud, and misrepresentation. The counterclaim alleges that the counterdefendants entered into a series of self-dealing and wasteful transactions pursuant to which they illegally misappropriated and diverted a significant business opportunity from us and then sold the same opportunity to us for an egregious profit, illegally misappropriated our trade secrets, fraudulently expended significant amounts of our cash without permission or authorization, much of which was paid directly to or on behalf of the counterdefendants, illegally distributed our common stock without registration and in violation of an SEC injunction, entered in a series of related party transactions and agreements with us which unfairly and excessively benefited the counterdefendants, and breached those agreements in gross disregard for our rights. In the counterclaim, we seek actual and punitive damages in an amount to be proven at trial as well as injunctive and declaratory relief.

While we believe that our claims against the counterdefendants and our defenses against Mr. Wade are meritorious, there can be no assurance that this action will be resolved favorably to us, in whole or in part, and it is possible that we could become liable for potentially substantial damages in this action if it is not resolved in our favor. In addition, we may lose or be unable to regain control of one or more of our material assets if the action is not resolved in our favor. The existence of this litigation may harm our relationships with vendors and current or prospective customers, partners, investors, lenders, or stockholders. We are likely to incur significant cost and expense in prosecuting and defending the litigation, and the litigation will likely consume significant time and divert our management’s attention and resources to properly evaluate, prosecute, and defend. If we are unsuccessful in the litigation or any significant phase of it, we may need to develop possible workaround solutions that may be costly and disruptive to implement, or we may be required to permanently cease operations in one or more of our divisions.

Critical Accounting Policies

Our discussion and analysis of our financial conditions and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States. The preparation of financial statements requires managers to make estimates and disclosures on the date of the financial statements. On an on-going basis, we evaluate our estimates, including, but not limited to, those related to revenue recognition. We use authoritative pronouncements, historical experience, and other assumptions as the basis for making judgments. Actual results could differ from those estimates. We believe the following critical accounting policies affect our more significant judgments and estimates in the preparation of our consolidated financial statements.

Going Concern

The financial statements contained in this prospectus have been prepared assuming that we will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. We have incurred losses since inception and have negative cash flows from operations. For the years ended October 31, 2006 and 2005, we have incurred net losses of $2,739,803 and $1,024,683 and have a stockholders’ deficit of $630,810 as of April 30, 2007. Our future is dependent upon our ability to obtain additional equity or debt financing and upon future successful development and marketing of our products and services. Management is pursuing various sources of equity and debt financing. Although we are pursuing additional financing, there can be no assurance that we will be able to secure such financing or obtain financing on terms beneficial to us. Failure to secure such financing may result in our inability to continue as a going concern and the impairment of the recorded long lived assets.

We have laid off the employees at our manufacturing facility in Mississippi in February 2007 as a result of an ongoing dispute with BSFC which is now the subject of the pending litigation with BSFC. If such disputes are resolved, we anticipate selling our biological waste remediation products again. We anticipate future losses from operations as a result of this matter.

The financial statements included in this prospectus do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts and classification of liabilities that might be necessary in the event we cannot continue in existence.

Revenue Recognition

Historical revenue has been derived primarily from the sales of our waste bioremediation products to our customers. All revenue is recognized when persuasive evidence of an arrangement exists, the sale is complete, the price is fixed or determinable, and collectibility is reasonably assured. This typically occurs when the order is shipped. Shipping terms are FOB shipping and title passes to the customer at the time the product is shipped.

Concentration of credit risk

Historically, the primary customer for our cleaning products has been BSFC, a related party which resells product primarily to its franchisees.

Stock-Based Compensation

The computation of the expense associated with stock-based compensation requires the use of a valuation model. SFAS 123(R) is a new and very complex accounting standard, the application of which requires significant judgment and the use of estimates, particularly surrounding Black-Scholes assumptions such as stock price volatility, expected option lives, and expected option forfeiture rates, to value equity-based compensation. We currently use a Black-Scholes option pricing model to calculate the fair value of its stock options. We primarily use historical data to determine the assumptions to be used in the Black-Scholes model and have no reason to believe that future data is likely to differ materially from historical data. However, changes in the assumptions to reflect future stock price volatility and future stock award exercise experience could result in a change in the assumptions used to value awards in the future and may result in a material change to the fair value calculation of stock-based awards. SFAS 123(R) requires the recognition of the fair value of stock compensation in net income. Although every effort is made to ensure the accuracy of our estimates and assumptions, significant unanticipated changes in those estimates, interpretations and assumptions may result in recording stock option expense that may materially impact our financial statements for each respective reporting period. We have not issued options or warrants in the past two years for compensation purposes.

Variable Interest Entities

We have an exclusive ten year selling agreement with a related company; accordingly, FIN 46R - Consolidation of Variable Interest Entities could be determined to be applicable. FIN 46R addresses the consolidation by business enterprises of variable interest entities, which have one or more of the following characteristics: (a) equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support provided by any parties, (b) the equity investors lack one or more of the following essential characteristics of a controlling financial interest: direct or indirect abilities to make decisions about the entity’s activities, the obligation to absorb the expected losses of the entity, or the right to receive the expected residual returns of the entity, (c) the equity investors have voting rights that are not proportionate to their economic interests and the activities of the entity involve or are conducted on behalf of an investor with a disproportionately small voting interest. Additional considerations to the variable interest consolidation are (a) the reporting enterprise, its related parties, or both participated significantly in the design and re-design of the entity and the entity is neither a joint venture nor a franchisee, (b) the entity is designed so that substantially all of its activities either involve or are conducted on behalf of the reporting enterprise and its related parties, (c) the reporting enterprise and its related parties provide more than half of the total equity, subordinated debt and other forms of subordinated financial support to the entity based on an analysis of fair values of the interests in the entity. Although we are unable to obtain any financial information on our related party, BSFC, we believe that we have assumed most, if not all, of the financial risks associated with the selling of our product, and we further believe that the consolidation of BSFC will not materially change our balance sheet. We intend to continue to pursue obtaining the relevant audited financial information on BSFC to meet the requirements of FIN 46R, but we are not hopeful of being to obtain such information. In the litigation pending against BSFC, we are seeking a declaratory judgment that the selling agreement is null and void and of no further force and effect.

Results of Continuing Operations

Basis of Presentation

The results of operations set forth below for the (i)years ended October 31, 2006 and 2005 (ii) period ended April 30, 2007 and 2006 are those of the continuing operations of Bio Solutions Manufacturing, which include BSP and BESI on a consolidated basis

The following table sets forth, for the periods indicated, certain selected financial data:

	Year Ended		Three Months Ended		Six Months Ended
	October 31,		April 30,		April 30,
	2006	2005	2007	2006	2007	2006
	(audited)	(audited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues-related party	$143,515	$206,085	$2,999	$50,807	$21,991	$92,041
Cost of Goods Sold	121,512	136,250	9,008	33,521	21,543	60,736
Gross Profit (Loss)	22,003	69,835	(6,009)	17,286	448	31,305
Selling, General and Administrative Expenses	2,434,184	1,071,734	405,442	484,074	1,469,987	928,381
Operating (loss)	$(2,412,181)	$(1,001,899)	$(411,451)	$(466,788)	$(1,469,539)	$(897,076)

Comparison of the three months ended April 30, 2007 and 2006

Net sales.  Net sales for operations of BSP decreased to $2,999, or a decrease of approximately 94%, for the three months ended April 30, 2007, from $50,807 for the three months ended April 30, 2006. This decrease results from fewer product orders from BSFC, which in turn resulted from fewer product orders from its franchisees. In the second quarter of our 2007 fiscal year, we ceased production of biological waste remediation products until further notice. We plan to resume production of remediation products in the future.

Cost of Sales. Cost of sales for continued operations decreased to $9,008, or approximately 73%, for the three months ended April 30, 2007, from $33,521 for the three months ended April 30, 2006. As a percentage of net sales, cost of sales was approximately 200% of net sales for the three months ended April 30, 2007 versus approximately 66% of sales for the three months ended April 30, 2006. Our cost of sales as a percentage of net sales increased because we have certain fixed costs associated with the production of our products, such as labor and overhead, which were not proportionately reduced with sales.

Selling, general, and administrative. Selling, general, and administrative expenses decreased by $78,632, or an decrease of 16.2%, for the three months ended April 30, 2007, from $484,074 for the three months ended April 30, 2006. The decrease in selling, general, and administrative expenses primarily results from our incurring approximately $169,902 in stock compensation expense in the second quarter of 2007 as compared to $460,053 in the second quarter of 2006.

Operating loss. We incurred an operating loss of $411,451 for the three months ended April 30, 2007, compared to an operating loss of $466,788 for the three months ended April 30, 2006. We had lower operating losses in the first quarter of 2007 as compared to 2006 primarily because we incurred approximately $169,902 in stock compensation expense in the second quarter of 2007 as compared to $460,053 in the second quarter of 2006. In addition, we experienced a decrease in revenue due to lower demand for our products.

Interest expense. Interest expense increased to $18,881 for the three months ended April 30, 2007, from $12,020 for the three months ended April 30, 2006. Our interest expense increase resulted primarily from additional debt incurred as well as an increased interest rate on previous debt.

Provision for income taxes. We have generated net losses in 2007 and 2006. Accordingly, we have made no provision for income taxes.

Comparison of the six months ended April 30, 2007 and 2006

Net sales.  Net sales for operations of BSP decreased to $21,991, or a decrease of approximately 76%, for the six months ended April 30, 2007, from $92,041 for the six months ended April 30, 2006. This decrease results from fewer product orders from BSFC, which in turn resulted from fewer product orders from its franchisees. In the second quarter of our 2007 fiscal year, we ceased production of biological waste remediation products until further notice. We plan to resume production of remediation products in the future.

Cost of Sales. Cost of sales for continued operations decreased to $21,543, or 64.5%, for the three months ended April 30, 2007, from $60,736 for the six months ended April 30, 2006. As a percentage of net sales, cost of sales increased to 98% of net sales for the six months ended April 30, 2007 versus 66% of sales for the three months ended April 30, 2006. Our cost of sales as a percentage of net sales increased because we have certain fixed costs associated with the production of our products, such as labor and overhead, which were not proportionately reduced with sales.

Selling, general, and administrative. Selling, general, and administrative expenses increased to $1,469,987, or an increase of 58.3%, for the six months ended April 30, 2007, from $928,381 for the six months ended April 30, 2006. The increase in selling, general, and administrative expenses primarily results from our incurring approximately $1,001,514 in stock compensation expense in the first two quarters of 2007.

Operating loss. We incurred an operating loss of $1,469,539 for the six months ended April 30, 2007, compared to an operating loss of $897,076 for the six months ended April 30, 2006. We had higher operating losses in the first two quarters of 2007 as compared to 2006 primarily because we incurred approximately $1,001,514 in stock compensation expense in the first two quarters of 2007. In addition, we experienced a decrease in revenue due to lower demand for our products.

Interest expense. Interest expense increased to $167,510for the six months ended April 30, 2007, from $21,159 for the six months ended April 30, 2006. Our interest expense increase resulted primarily from recording an expense of $127,662 attributed the beneficial conversion feature with a line of credit loan agreement into which we entered in November 2006.

Provision for income taxes. We have generated net losses in 2007 and 2006. Accordingly, we have made no provision for income taxes.

Comparison of the Years ended October 31, 2006 and 2005

Net sales.  Net sales for operations of BSP decreased to $143,515, or a decrease of 30.4%, for the year ended October 31, 2006, from $206,085 for the year ended October 31, 2005. This decrease results from fewer product orders from BSFC, which in turn resulted from fewer product orders from its franchisees.

Cost of Sales. Cost of sales for continued operations decreased to $121,512, or 10.8%, for the year ended October 31, 2006, from $136,250 for the year ended October 31, 2005. As a percentage of net sales, cost of sales increased to 84.7% of net sales for the year ended October 31, 2006 versus 66.1% of sales for the year ended October 31, 2005. Our cost of sales as a percentage of net sales increased because we have certain fixed costs associated with the production of our products, such as labor and overhead, which were not proportionately reduced with sales.

Selling, general, and administrative. Selling, general, and administrative expenses increased to $2,434,184, or an increase of 127.1%, for the year ended October 31, 2006, from $1,071,734 for the year ended October 31, 2005. As a percentage of net sales, selling, general and administrative expenses were 1,696.1% for the year ended October 31, 2006, as compared to 520.0% for the comparable period in 2005. The increase in selling, general, and administrative expenses primarily results from our incurring approximately $1,600,000 in stock compensation expense in 2006.

Operating loss. We incurred an operating loss of $2,412,181 for the year ended October 31, 2006, compared to an operating loss of $1,001,899 for the year ended October 31, 2005. We had higher operating losses in the fiscal year 2006 as compared to 2005 primarily because we incurred approximately $1,600,000 in stock compensation expense in 2006. In addition, we experienced a decrease in revenue due to lower demand for our products.

Loss on Sale of Debt. In the fiscal year 2006, we incurred a loss of $298,073 on a sale of a debt instrument. We incurred this charge based on the conversion of such debt into shares of common stock. The expense recorded relates to the intrinsic value of the conversion price of the debt as compared to the market price of our common stock at the time of conversion.

Interest expense. Interest expense increased to $29,549 for the twelve months ended October 31, 2006, from $22,784 for the twelve months ended October 31, 2005. Our interest expense increase resulted primarily from increased borrowings during the fiscal year.

Provision for income taxes. We have generated net losses in 2006 and 2005. Accordingly, we have made no provision for income taxes.

Liquidity and Capital Resources

We have financed our operations, acquisitions, debt service, and capital requirements through cash flows generated from operations, debt financing, capital leases, and issuance of equity securities. Our working capital deficit at April 30, 2007 was $1,384,317, and at October 31, 2006 it was $1,184,435. We had cash of $2,418 as of April 30, 2007, while we had cash of $12,936 as of April 30, 2006. This difference results primarily from the remaining net proceeds of the private placement we completed in June 2006 and borrowings under our line of credit.

We used $257,243 of net cash from operating activities for the six months ended April 30, 2007 compared to using $55,782 in the six months ended April 30, 2006. Our net loss of $1,637,049 was offset by non-cash expenses for common stock issued for services of $1,001,514 and depreciation and amortization of $350,997. The net loss was also offset by a decrease in inventory of $21,051, an increase in prepaid expenses of $3,000 and an increase of $44,892 in accrued expenses. We further used cash in operating activities by increasing our accounts receivable from a related party by $19,305, other receivable from a related party by $21,500, and a decrease in accounts payable of $111,734.

Net cash flows used in investing activities was $11,250 for the six months ended April 30, 2007, compared to $0 in the six months ended April 30, 2006. The cash used in investing activities for the six months ended April 30, 2007 was used for the purchase of leasehold improvements.

Net cash flows provided by financing activities were $260,069 for the six months ended April 30, 2007, compared to net cash provided by financing activities of $55,438 in the six months ended April 30, 2006. The increase in net cash provided by financing activities is from the proceeds from related party loans, which are net of repayments.

Loan Agreement

Since 2003, we have borrowed money from a group of third-party lenders in order to fund our operations. As of January 31, 2007, the outstanding principal balance on these loans was approximately $800,000. On November 29, 2006, we entered into a loan agreement with certain these lenders and a new lender, pursuant to which we borrowed approximately $164,000 of new funds, and pursuant to which the outstanding debt obligations were amended and restated. Under the loan agreement, the existing lenders received amended and restated convertible promissory notes in the aggregate principal amounts of $537,955 and $264,625, respectively, and the new lender received a convertible promissory note in the aggregate principal amount of $164,000. Under the loan agreement and the notes, each lender may, in its sole and absolute discretion, make additional loans to us, up to an aggregate total of $1,000,000 per lender. Each note bears interest at the rate of eight percent (8%) per annum and is payable on demand. Each note is also convertible into shares of our common stock at a conversion rate equal to the lower of (a) $0.05 per share, and (b) seventy percent (70%) of the three day average of the closing bid price of our common stock immediately prior to conversion; provided, however, that the conversion price may not be less that $0.01 per share under any circumstances. In addition, the note holders cannot convert any principal or interest under the notes to the extent that such conversion would require us to issue shares of our common stock in excess of our authorized and unissued shares of common stock.  The notes are secured by a first priority security interest in all of our assets. By their terms, the holder of the notes may not convert the notes to the extent such conversion would cause the holder, together with its affiliates, to have acquired a number of shares of common stock that would exceed 4.99% of our then outstanding common stock. We have has agreed to register the resale of the shares of common stock underlying the convertible notes with the Securities and Exchange Commission under the Securities Act of 1933 upon request of the lenders.

June Private Placement

From May 1, 2006 through June 19, 2006, we privately offered of up to 5,625,000 units, each unit consisting of one share of common stock and a warrant to buy one share of our common stock with an exercise price of $0.80, for an aggregate offering price of $2,500,000. On June 19, 2006, we issued 2,500,000 units to a single non-U.S. investor for an aggregate purchase price of $1,000,000. This issuance was exempt under Regulation S of the Act. We agreed to register the shares of common stock underlying the Units within 90 days. We have not filed the registration statement. We engaged T&T Vermogensverwaltungs AG as our investment banker for this offering, who received $80,000 in commissions and 250,000 shares of common stock. In addition, a related party received a finder’s fee of $75,000, and an unrelated party received 250,000 common stock purchase warrants with an exercise price of $0.80 per share as a finder’s fee. The net proceeds of this offering to us after the payment of commissions, fees, and other expenses totaling $180,000 of the offering were approximately $820,000. The offering terminated on July 31, 2006, and no further units were sold.

We paid approximately $435,000 of the net proceeds of this offering either to or on behalf of Bio Solutions Franchise Corporation, Innovative Industries, and to persons or entities that we contend are affiliates of Bio Solutions Franchise Corporation and Innovative Industries. We have conducted an internal investigation regarding these expenditures. As a result of the internal investigation, we determined that one or more of our employees or consultants made these and other expenditures of our funds without management approval or ratification. We also determined that Bio Solutions Franchise Corp., Innovative Industries, and certain of their respective principals and affiliates were involved with these or other expenditures of the net proceeds of the offering.

In June 2007, Wayne Wade commenced an action against us in the United States District Court for the Southern District of Mississippi for breach of contract, seeking approximately $150,000 in damages, as well as interest, fees, and costs. In July, 2007, we filed an answer denying these claims. In addition, we filed a counterclaim against Wade, Louis Elwell, III, Bio Solutions Franchise Corp., Innovative Industries, Bio Solutions of Louisiana, Environmental Services of Mississippi, Wade’s Farm, Sabrina Baio, and Amanda Best for breach of fiduciary duty, usurpation of corporate opportunity, federal and state securities fraud, misappropriation of trade secret, conversion, unlawful distribution of securities, interference with contractual relations and prospective business advantage, unfair competition and business practices, quantum meruit, breach of contract, breach of the covenant of good faith and fair dealing, civil conspiracy, fraud, and misrepresentation. The counterclaim alleges that the counterdefendants entered into a series of self-dealing and wasteful transactions pursuant to which they illegally misappropriated and diverted a significant business opportunity from us and then sold the same opportunity to us for an egregious profit, illegally misappropriated our trade secrets, fraudulently expended significant amounts of our cash without permission or authorization, much of which was paid directly to or on behalf of the counterdefendants, illegally distributed our common stock without registration and in violation of an SEC injunction, entered in a series of related party transactions and agreements with us which unfairly and excessively benefited the counterdefendants, and breached those agreements in gross disregard for our rights. In the counterclaim, we seek actual and punitive damages in an amount to be proven at trial as well as injunctive and declaratory relief.

Capital Requirements

The report of our independent accountants for the fiscal year ended October 31, 2006 states that we have incurred operating losses since inception and requires additional capital to continue operations, and that these conditions raise substantial doubt about our ability to continue as a going concern.

As of April 30, 2007, we had a working capital deficit of $1,384,317. Due to insufficient orders for our products from Bio Solutions Franchise Corp., and due to insufficient payment by Bio Solutions Franchise Corp. for products that it has ordered, we have been unable to generate sufficient cash flows from operations to operate our business. In addition, we made significant related party payments out of the net proceeds of our June 2006 private placement, which has further reduced our working capital for operations.

In the second quarter of our 2007 fiscal year, we ceased production of biological waste remediation products until further notice. We plan to resume production of remediation products in the future.

We believe that, as of the date of this report, our existing working capital and cash flows generated from operations will be sufficient to fund our plan of operations over the next 12 months, and accordingly, we will need to obtain additional financing.

On May 1, 2007, we entered into an agreement with Schechter & Co. Limited pursuant to which Schechter will act as our lead financial advisor in seeking to arrange an initial private placement of approximately $30 million of project finance notes to construct a series of 12 bio-diesel production plants at an approximate cost of $2.5 million per plant. There can be no assurances that we will be able to successfully complete a private placement with Schechter & Co., Limited, or at all.

As set forth above, we have entered into a loan agreement with various third party lenders, under which these lenders, in their sole and absolute discretion, can lend to us an additional $2,000,000. However, such loans are completely discretionary with the lenders, and as of the date hereof, we have received no commitment from these lenders to advance us additional funds.

In the event that our lenders do not advance us additional funds under the loan agreement, we would need to seek additional debt or equity financing, in the form of a private placement or a public offering, a strategic alliance, or a joint venture. Such additional financing, alliances, or joint venture opportunities might not be available to us, when and if needed, on acceptable terms or at all. If we are unable to obtain additional financing in sufficient amounts or on acceptable terms under such circumstances, our operating results and prospects could be adversely affected. In addition, any debt financings or significant capital expenditures require the written consent of our existing lenders.

We intend to retain any future earnings to retire debt, finance the expansion of our business and any necessary capital expenditures, and for general corporate purposes. The loan agreement with our lenders contains restrictions as to the payment of dividends.

Off-Balance Sheet Arrangements

None.

Business

Overview

We are a provider of biodiesel fuel and waste bioremediation services. Through our Bio Solutions Production, Inc. subsidiary (“BSP”), we have historically focused on production of waste bioremediation solutions for municipal collection systems and food service facilities (the “Cleaning Division”). With our June 2006 acquisition of Bio Extraction Services, Inc. (“BESI”) and its patent pending technology, we plan to focus on the production and sale of biodiesel fuel (the “Biodiesel Division”).

Company History

Bio Solutions Manufacturing, Inc. (the “Company”) is a New York corporation that was formed on September 19, 1994. Prior to the fourth quarter of 2000, we operated under the name “Ream Printing Paper Corp.” and had not engaged in any business for a number of years. From the fourth quarter of 2000 until March, 2004, we operated under the name Single Source Financial Services Corporation (“SSFS”) and engaged in the electronic transaction processing business.

In March, 2004, we acquired all of the issued and outstanding stock of Bio Solutions Manufacturing, Inc., a Nevada corporation, in exchange for approximately 92% of its issued and outstanding common stock. We changed our name to Bio Solutions Manufacturing, Inc. (“BSM”) and the name of its wholly owned subsidiary was changed to Bio Solutions Production, Inc. (“BSP”). Through BSP, we have engaged in the business of manufacturing environmentally safe bio-remediation products for the treatment of various forms of waste by the food service industry and municipal waste treatment plants and other customers throughout the United States.

In June 2006, we acquired all of the outstanding equity of BESI, a company focused on the production of bio-fuel technology, from Bio Solutions Franchise Corp., a significant stockholder, related party, and affiliate of the Company. In connection with this acquisition, we acquired BESI’s patent pending technology, which is used to extract grease from waste products and convert it into B100 biodiesel fuel.

Our executive offices are located at 4440 Arville Street, Suite 6, Las Vegas, NV 89103. Our telephone number is (702) 222-9532.

Our Business

Our business consists of two separate divisions: (i) the Biodiesel Division, through which we intend to produce, develop, and sell biodiesel fuel, and (ii) the Cleaning Division, which offers biological solutions and environmental applications for waste remediation. Until the second quarter of our 2007 fiscal year, our products in our Cleaning Division were sold through Bio Solutions Franchise Corp. (“BSFC”), a sales and marketing company for environmental application products and a significant shareholder of the Company. In the second quarter of our 2007 fiscal year, we ceased production of biological waste remediation products until further notice. We plan to resume production of remediation products in the future.

The Biodiesel Division

With our recent acquisition of BESI and its patent pending oil and grease extraction technology, we are entering the biodiesel market. We plan to produce our biodiesel through the collection of yellow fat and trap grease, as compared to other manufacturers that use agricultural feedstock and other energy sources such as soy oils and animal fats. We plan to construct or lease up to 12 mid-size biodiesel plants that are capable of producing 1.5 million gallons of biodiesel fuel a year. We expect to open our first biodiesel plant in fiscal 2007. We do not anticipate that we will generate revenues in our biodiesel division until we have established plants which are operational.

Our Opportunity

A large number of biodiesel manufacturers use agricultural feedstock and other agri-energy sources such as soy oils and animal fats to generate biodiesel fuel, and there is intense competition and cost for these resources. Our recently acquired patent pending oil and grease extraction technology allows us to manufacture biodiesel using yellow fat and trap grease in our production of biodiesel. Our management believes that we are currently one of the few manufacturers who will rely exclusively on yellow fat and trap grease for the production of biodiesel fuel.

Historically, our bio-remediation business was focused on the development and sale of products for distribution to food preparation facilities to digest organic waste on site. Our new recently acquired technology allows us to separate solids from liquid wastes that can be transported for conversion into biodiesel fuel. We intend to look to leverage our current relationships with these facilities to further our entry into the biodiesel production market.

Further, food service preparation facilities and municipalities spend millions of dollars each year to haulers that transport and dispose of such grease. In addition, haulers of such grease are required to pay “tipping” fees in connection with the disposal of such waste. We are seeking to establish relationships with several mid-size haulers of such trapped grease waste to install production plants near their locations to give us direct access to brown trapped grease which our patent pending technology can convert into B100 biodiesel. We believe that haulers will have incentive to deliver the brown trapped grease to us to avoid paying the “tipping” charges at waste disposal sites. Accordingly, we will seek to secure free inventory of brown trapped grease if our negotiations with hauler prove successful. This would allow us to offer our biodiesel at competitive prices as we will avoid the high cost and competition for agricultural feedstock

Strategic Relationships

In December 2006, we entered into an agreement with The Ashcroft Group, LLC, led by former Attorney General John D. Ashcroft. The Ashcroft Group has relationships with municipalities, military installations, and correctional facilities, all of which have grease waste disposal requirements. We will look to the Ashcroft Group to assist in developing relationships with such entities allowing us to further build our inventory of waste to produce and ultimately market biodiesel fuel.

In January 2007, we entered into a letter of intent with Environmental Energy Recycling Corp. (“EERC”). Subject to further due diligence and the execution of definitive agreements, EERC has committed to deliver at least 525,000 gallons of brown grease feedstock each year for our production of biodiesel fuel. EERC also intends tp provide us with a working site with existing waste water permits. This will allow us to install production equipment on an expedited basis. We seek to secure similar relationships going forward.

Principal Products and Markets—Biodiesel Division

The principal products we expect to produce at our future plants are biodiesel fuel and crude glycerin. We expect each plant to have capacity to produce a significant amount of biodiesel and glycerin per year.

Primary Product- Biodiesel Fuel

Biodiesel fuel is a clean-burning alternative fuel produced from domestic, renewable resources that are primarily used in compression ignition (diesel) engines. Biodiesel can also be used as heating oil. Biodiesel is comprised of mono-alkyl esters of long chain fatty acids derived from vegetable oils or animal fats. A chemical process called transesterification removes the free fatty acids from the base oil and creates the desired esters. Transesterification is the reaction of vegetable oil or animal fat with an alcohol, such as methanol or ethanol, in the presence of a catalyst. The process yields four products: mono-alkyl ester (biodiesel), glycerin, feed quality fat, and methanol. The methanol can be used again in the process.

Biodiesel can then be used in neat (pure) form, or blended with petroleum diesel. Biodiesel that is in neat (pure) form is typically designated in the marketplace as B100. The 100 indicates that the fuel is 100% biodiesel. Biodiesel is frequently blended with petroleum based diesel. When biodiesel is blended, it is typically identified in the marketplace according to the percentage of biodiesel in the blend. For instance, B20 indicates that 20% of the fuel is biodiesel and 80% is petroleum-based diesel.

Biodiesel’s physical and chemical properties, as they relate to operations of diesel engines, are similar to petroleum-based diesel fuel. As a result, biodiesel, in its pure form or blended with petroleum diesel, may be used in most standard diesel engines without making any engine modifications. Biodiesel demonstrates greater lubricating properties, referred to as lubricity, than petroleum-based diesel. This could lead to less engine wear in the long-run as biodiesel creates less friction in engine components than petroleum-based diesel. Biodiesel also demonstrates greater solvent properties. With higher percentage blends of biodiesel, this could lead to break downs in certain rubber engine components such as seals. The solvent properties of biodiesel also can cause accumulated deposits from petroleum-based diesel in fuel systems to break down. This could lead to clogged fuel filters in the short-term. Fuel filters should be checked more frequently initially when using biodiesel blends. These problems are less prevalent in blends that utilize lower concentrations of biodiesel compared to petroleum-based diesel.

Co-products-Glycerin

Glycerin is the primary co-product of biodiesel production. Glycerin is produced at a rate of approximately 10% of the quantity of biodiesel produced. Glycerin possesses a unique combination of physical and chemical properties that makes it suitable for use in a wide variety of products. It is highly stable under typical storage conditions, compatible with a wide variety of other chemicals and comparatively non-toxic. Glycerin has many applications, including as an ingredient or processing aid in cosmetics, toiletries, personal care, drugs, and food products.

Biodiesel Markets

Biodiesel is primarily used as fuel for compression ignition (diesel) engines. Biodiesel can also be used as heating oil. It is produced using renewable resources including plant oils and animal fats. It provides environmental advantages over petroleum-based diesel fuel such as reduced vehicle emissions. Our ability to market our biodiesel will be heavily dependent upon the price of petroleum-based diesel fuel as compared to the price of biodiesel, in addition to the availability of economic incentives to produce biodiesel.

Biodiesel is frequently used as fuel in transport trucks, ships, trains, in farming activities and in many government vehicles. According to the United States Department of Energy, the United States consumes approximately 60 billion gallons of diesel fuel annually; however, in 2005, biodiesel accounted for only approximately 75 million gallons of this market. The National Biodiesel Board estimates that in 2006 approximately 200 to 250 million gallons of biodiesel were produced in the United States. Government legislation that seeks to encourage use of renewable fuels could lead to an expansion of the market for biodiesel in the future. Further market increases might occur as a result of environmental concerns by American consumers as well as an increased awareness of energy security and the United States’ ability to supply its own fuel needs.

Wholesale Market/ Biodiesel Marketers

Biodiesel can be sold on the wholesale market either directly to fuel blenders or through biodiesel marketers. Fuel blenders purchase B100 and B99.9 biodiesel, and mix it with petroleum-based diesel. The fuel blenders actually deliver the final product to retailers.

There are very few wholesale biodiesel marketers in the United States. Two examples are World Energy in Chelsea, Massachusetts and Renewable Energy Group, Inc. in Ralston, Iowa. These companies use their existing marketing relationships to market the biodiesel of individual plants to end users for a fee.

Retail

The retail market consists of biodiesel distribution primarily through fueling stations to transport trucks and jobbers, which are individuals that buy product from manufacturers and sell it to retailers, who supply farmers, maritime customers and home heating oil users. Retail level distributors include oil companies, independent station owners, marinas, and railroad operators. The biodiesel retail market is still in its very early stages as compared to other types of fuel. The present marketing and transportation network must expand significantly in order for our company to effectively market our biodiesel to retail users. With increased governmental support of renewable fuels and greater consumer awareness of renewable fuels, we believe that the availability of biodiesel will likely increase in the future.

The government has increased its use of biodiesel since the implementation of the Energy Policy Act (EPACT) of 1992, amended in 1998, which authorized federal, state, and public agencies to use biodiesel to meet the alternative fuel vehicle requirements of EPACT. Although it is possible that individual plants could sell directly to various government entities, it is unlikely our future plants could successfully market our biodiesel through such channels. Government entities have very long sales cycles based on the intricacies of their decision making and budgetary processes.

Competition - Biodiesel Division

We will operate in a very competitive environment. Biodiesel is a relatively uniform commodity where the competition in the marketplace is predominantly based on price and to a lesser extent delivery service. We will compete with large, multi-product companies and other biodiesel plants with varying capacities. Some of these companies can produce biodiesel in a more efficient manner than we are able. We face competition for capital, labor, management, and other resources. Most of our competitors have greater resources than we currently have or will have in the future.

We expect that additional biodiesel producers will enter the market if the demand for biodiesel continues to increase. When new producers enter the market, they will increase the supply of biodiesel in the market. If demand does not keep pace with additional supply, the selling price of biodiesel will likely decrease and we may not be able to operate our future plants profitably.

In 2005, approximately 75 million gallons of biodiesel were produced in the United States. The National Biodiesel Board estimates that in 2006 approximately 200 to 250 million gallons of biodiesel were produced in the United States. Biodiesel plants are operating or have been proposed in a total of at least 42 states. The National Biodiesel Board estimates that, as of November 14, 2006, there were eighty-seven biodiesel companies actively producing biodiesel in the United States, thirteen of which are planning to expand their operations to increase their annual production capacity. Additionally, sixty-five companies have plans to construct new biodiesel plants in the United States.

Sources and Availability of Raw Materials Supply - Biodiesel Division

Biodiesel Fuel is made from feed stock which either comes from agricultural crops like soybean or from yellow grease or brown trapped grease. Approximately 13 pounds of brown trapped grease is produced by each person in the United States each year. Restaurants and food service preparation facilities are required to trap the brown grease they produce and dispose of it to keep it out of the public’s sewer systems. It is estimated that restaurants produce 500 million gallons annually. We are in negotiations with several mid-size haulers of such trapped grease waste to install a production plant near their locations which would give us direct access to brown trapped grease which our patent pending technology can convert into B100 biodiesel. The haulers are incentivized to deliver the brown trapped grease to us to avoid paying the “tipping” charges at waste disposal sites. Accordingly, if our plan is successful, we can recognize free inventory of brown trapped grease.

Patents, trademarks, licenses - Biodiesel Division

We have filed a patent application entitled “Fats, Oil and Grease Interceptor” with the United States Patent and Trademark Office on August 29, 2006 (Application No. U.S. 468,205), which application is still pending. Notwithstanding our efforts to protect our proprietary rights, existing trade secret, copyright, and trademark laws afford only limited protection. Despite our efforts to protect our proprietary rights and other intellectual property, unauthorized parties may attempt to copy aspects of our products, obtain and use information that we regard as proprietary or misappropriate our copyrights, trademarks, trade dress, and similar proprietary rights. In addition, the laws of some foreign countries do not protect proprietary rights to as great an extent as do the laws of the United States. Our means of protecting our proprietary rights may not be adequate. In addition, our competitors might independently develop similar technology or duplicate our products or circumvent any patents or our other intellectual property rights.

Governmental Approval and Regulations - Federal Biodiesel Supports

We expect the demand for biodiesel in the United States to grow significantly over the next ten years due to the demand for cleaner air, an emphasis on energy security, and the Renewable Fuels Standard and other government support of renewable fuels. The Energy Policy Act of 2005 and Jobs Bill have established the groundwork for biodiesel market development.

Renewable Fuels Standard

The Energy Policy Act of 2005 creates the Renewable Fuels Standard (RFS), which mandates that 7.5 billion gallons of renewable fuels be used annually by 2012. The standard starts at 4 billion gallons in 2006 and increases to 7.5 billion gallons in 2012. On September 7, 2006, the EPA promulgated a proposed final rule that would fully implement the RFS. The proposed final rule would implement the requirement that starting in 2006, 4 billion gallons of renewable fuel be used in the United States, increasing to 7.5 billion gallons by 2012. Further, the proposed final rule creates a credit trading system, by which, fuel blenders who are subject to the RFS but do not blend sufficient quantities of renewable fuels to meet the RFS, can purchase credits from parties who blend more renewable fuels than they are required. This system is meant to allow the industry as a whole to meet the RFS amount in the most cost effective manner possible.

In 2006, the RFS required the use of 4 billion gallons of renewable fuels. It is estimated that the ethanol industry alone produced nearly 5 billion gallons of ethanol in 2006. The National Biodiesel Board estimates that in 2006 approximately 200 to 250 million gallons of biodiesel were produced in the United States. Since the production of biofuels in 2006 exceeded this 4 billion gallon requirement, the RFS will likely not increase demand for renewable fuels significantly, if at all. Further, since the renewable fuels industry is expanding rapidly, in both biodiesel and ethanol, there is no assurance that additional production of renewable fuels will not continually outstrip any additional demand for biodiesel that might be created by the RFS. If the RFS does not significantly increase demand compared to increases in supply, the RFS will likely not lead to an increase in the price at which we intend to sell our biodiesel.

Biodiesel Tax Credit

The American Jobs Creation Act of 2004 created the Volumetric Ethanol Excise Tax Credit (VEETC) for biodiesel of $1.00 per gallon for agri-biodiesel. Agri-biodiesel is fuel made solely from virgin crude vegetable oils and animal fats. This includes esters derived from crude vegetable oils, such as oils from corn, soybeans, sunflower seeds, cottonseeds, canola, crambo, rapeseeds, safflowers, flaxseeds, rice bran, and mustard seeds. The VEETC also provided for a tax credit of $0.50 per gallon for biodiesel made from non-virgin vegetable oil and animal fat sources. VEETC may be claimed in both taxable and nontaxable markets, including exempt fleet fuel programs and off-road diesel markets. The projected effect of VEETC will be to streamline the use of biodiesel and encourage petroleum blenders to blend biodiesel as far upstream as possible. VEETC also streamlines the tax refund system for below-the-rack blenders to allow a tax refund of the biodiesel tax credit on each gallon of biodiesel blended with diesel (dyed or undyed) to be paid within 20 days of blending. Below-the-rack blenders are blenders who market fuel that is for ground transportation engines and is not in the bulk transfer system. VEETC was originally set to expire in 2006, but was extended through December 31, 2008 by the Energy Policy Act of 2005.

Future Legislation

Environmental regulations that may affect our company change frequently. It is possible that the government could adopt more stringent federal or state environmental rules or regulations, which could increase our operating costs and expenses. The government could also adopt federal or state environmental rules or regulations that may have an adverse effect on the use of biodiesel. Furthermore, the Occupational Safety and Health Administration (OSHA) will govern our plant operations. OSHA regulations may change such that the costs of the operation of the plant may increase. Any of these regulatory factors may result in higher costs or other materially adverse conditions effecting our operations, cash flows and financial performance. These adverse effects could decrease or eliminate the value of our business.

Costs and Effects of Compliance with Environmental Laws

We are subject to extensive air, water and other environmental regulations and we have been required to obtain a number of environmental permits to construct and operate the plant. We are in the process of obtaining all of the necessary permits to begin plant operations including air emissions permits, a NPDES Permit, storm water discharge permits, and boiler permits. As of January 31, 2007 we have not yet incurred any expenses in complying with environmental laws, including the cost of obtaining permits. Any retroactive change in environmental regulations, either at the federal or state level, could require us to obtain additional or new permits or spend considerable resources on complying with such regulations.

We will be subject to oversight activities by the EPA. We are in the process of obtaining an ID number from the EPA for any hazardous waste that may result from our production of biodiesel. We could also be subject to environmental or nuisance claims from adjacent property owners or residents in the area arising from possible foul smells or other air or water discharges from the plant. Such claims may result in an adverse result in court if we are deemed to engage in a nuisance that substantially impairs the fair use and enjoyment of real estate.

The Cleaning Division

Products and Services - Cleaning Division

The Company’s products in the cleaning division have a combination of microbes and enzymes specifically selected, adapted and mixed in laboratories. These microbes have been designed to digest animal and plant tissues, proteins and cellulose. The formulation of the products has been developed to digest the waste products effectively and in an environmentally safe and responsible manner. This is based on several years of research and development work.

As the microbes are activated by contact with moisture, they begin to break down targeted complex substances and convert them into simple, elemental substances. When the complex substances and compounds are digested and broken down into simpler elements, the odors associated with sulfides, ammonia, nitrates and others are reduced or eliminated and simpler elemental substances flow out in the effluents. These effluents will have acceptable levels of BOD (Biological Oxygen Demand), TSS (Total Suspended Solids), and FOG (Fats, Oil and Grease), which thus become harmless.

The Cleaning Division’s primary products are the following:

Product	Purpose

BP - 310	Treatment of Grease Traps/Lift Stations, primarily enzymatic reactions
BP - 710	Treatment of Grease Traps/Lift Stations, primarily microbial actions
BP - 910	Treatment of Portable Toilets
BP - 101	Specific for Higher Carbohydrate Complex
BO - 102	Specific for Higher Fats and Oils
Buffer	Balancing pH
Bio - Care H2S	Specific for Hydrogen Sulfide Reduction
Bio - Care G	Liquefies Hard Grease/Fat
Bio - Care Wheels	Cleans Grease and Dirt off the Wheels of Trolleys in
Restaurants
Bio - Care H & S (Hood & Stack)	Degreases Hoods and Stacks in Restaurants
Bio - Catalyst	Enhances Activity of BP - 310 and BP - 710
Bio - Care Lift Station	For Odor Control
Bio - Deplugger (for Drain Lines)	For Blocked Drain Lines
Bio - Care F (Floor Soap)	Cleans Grease and Dirt off Hard Surfaces
ECT - 2000	Waste Water Disinfectant
Bio - Care Carpet Cleaner	Cleans carpets of all types by removing dirt, grease and stains
Bio - Care Oil and Grease Spot Cleaner	Cleans oil, grease, and dirt build-up on hard surfaces of parking lots, garage floors, sidewalks, etc.
Bio - Care Glass Cleaner	Cleans oil, grease, dirt and many other spots on all glass surfaces

Manufacturing - Cleaning Division

The Cleaning Division manufactures several biological products incorporating a combination of microbes and enzymes. These microbes have been selected, adapted, dried and mixed in the Company’s laboratories. The combinations have been designed to digest animal and plant tissues, proteins and cellulose. The formulations of the products have been developed to digest the waste products effectively and in an environmentally safe and responsible manner. This is based on several years of research and development work.

The Company’s products break down complex waste products into simple, elemental substances. Depending upon the nature and concentration of the pollutants and other variables encountered, such as pH, time and temperature, appropriate additives are introduced to successfully complete the bio-augmentation process. When the complex substances and compounds are digested and broken down into simpler elements, the noxious odors associated with sulfides, ammonia, nitrites and others are significantly reduced or eliminated and simpler elemental substances flow out in the effluents. Furthermore, the end product obtained by using the Company’s products on dairy and hog lagoons can be used as a soil fertilizer.

In the second quarter of our 2007 fiscal year, we ceased production of biological waste remediation products until further notice. The physical assets for our Cleaning Division are located at 1161 James Street, Hattiesburg, Mississippi, 39401 at a facility we leased from Innovative Industries, LLC, which is controlled by the executive officers of BSFC. We plan to resume production of remediation products in the future.

Marketing, Sales and Distribution - Cleaning Division

According to the research firm Environmental Business International, the overall environmental services industry grew at an annual rate of 2.7 percent in 1997 to produce a total output of $186 billion. Approximately 117,000 U.S. companies are engaged in the business of environmental technologies of all kinds.

According to the research firm Business Communications Co., Inc., the market for wastewater bioremediation was $353 million in 1998 and was projected to grow to $374 million in 2001, an AAGR of 2.9%. The market for municipal solid waste management had a 1998 value of $237 million and was expected to be worth $262 million in 2001, an AAGR of 5.1%. The conversion of waste-to-energy was a $66 million sector of the bioremediation market in 1998 and was projected to account for $67 million in 2001, an AAGR of 0.8%.

We have historically marketed and sold our cleaning products through Bio Solutions Franchise Corp., an affiliate and significant stockholder of ours. Bio Solutions Franchise Corp. uses franchising as its distribution approach. However, in litigation currently pending against BSFC, we are seeking a declaratory judgment that a marketing/manufacturing agreement with BSFC for the distribution of our products is null and void and of no further force and effect.

U.S. Market for Environmental Services

We operate in the environmental technology and services industry. According to the U.S. Industry and Trade Outlook 2000 published by the United States Department of Commerce, the environmental technologies and services industry includes air, water and soil pollution control, solid and toxic waste management, site remediation, engineering, design and consulting services, environmental monitoring; recycling, and industrial and clean process technology.

This industry has evolved in response to growing concern about the risks and costs of pollution and the enactment of pollution control legislation in the United States and around the world. The highly fragmented U.S. environmental industry is large and complex, consisting of both investor-owned and government entities that provide a range of services from small-scale consulting services to large-scale water utility operations.

According to Environmental Business International of San Diego, California, the industry grew at an annual rate of 2.7% in 1997 to produce a total output of $186 billion, up from $181 billion in 1996. The environmental sector’s customers range from individual consumers to locally regulated water utility monopolies and partnerships to major U.S. corporations. Approximately 117,000 U.S. companies are engaged in the business of environmental technologies, with 4,300 of those firms exporting internationally, generating $18.2 billion in export revenues and creating a trade surplus of $9.1 billion in 1997.

The research firm of Environmental Business International breaks the industry down even further into fourteen (14) segments of business activity which are divided into three (3) broad categories: services, equipment, and resources. These environmental industry segments are classifications of types of businesses set out by the U.S. Standard Industry Classifications (SIC) system. Service revenues are those generated as fees paid for service, equipment revenues are sales of hardware, and resources are sales of materials, water or energy. The Cleaning Division primarily serves the “Remediation and Industrial Services” segment. This remediation segment in which the Cleaning Division operates is estimated to generate approximately $12 billion a year in revenue.

The Cleaning Division products can be used for the treatment and prevention of the following:

A.  Food service establishments: Grease and related problems associated with the build up of grease and organics in grease traps, drain lines, and toilets in cooking establishments such as restaurants, schools, and nursing homes, reducing the need to pump the grease traps and “snake” the drain lines. We believe that the cost of treating the grease traps and drain lines with the Cleaning Division’s products is significantly less than the conventional pumping and snaking method.

B.  Municipal waste treatment plants and sewage lift stations: Municipal collection systems increasingly becoming surrounded with subdivisions, shopping centers and small businesses, and as a result, there is increased demand to eliminate and control the pungent odors associated with these treatment plants. The use of the Cleaning Division’s bacteria is an efficient method of controlling odors and eliminating sewage waste associated with the treatment plants and maintaining the lift stations.

The Bioremediation Sub-Sector

According to the research firm Business Communications Co., Inc. (“BCC”), municipal water treatment has relied on the use of microorganisms for many decades. Without biological contractors, trickling filters, or various kinds of digesters, it would be prohibitively expensive to purify municipal and commercial wastewater. Nearly sixty-five percent (65%) of the municipal waste generated in the U.S. each year (mainly paper, yard and food wastes) are considered easily biodegradable and therefore amenable to biological treatment. Another sixteen percent (16%) (rubber, leather, and plastic wastes) are considered “potentially biodegradable.” That leaves only 19.2% (glass, metals, and miscellaneous) that are not potentially treatable with bioremediation. Currently, only about one percent (1%) of the total environmental management market is treated using bioremediation.

Franchising Distribution Method

The Cleaning Division has historically marketed its products through BSFC which uses franchising as its distribution approach. Franchising is a marketing technique, or method of doing business, whereby a parent company (franchisor) grants (via a franchise agreement) an individual outlet owner (franchisee) the right to market its product and services while using the parent’s name, reputation, and marketing techniques. However, in litigation currently pending against BSFC, we are seeking a declaratory judgment that a marketing/manufacturing agreement with BSFC for the distribution of the Cleaning Division products is null and void and of no further force and effect.

Franchise and Sales Program

BSFC markets and sells environmental products and services. The Company entered into a marketing agreement with BSFC under which BSFC markets and sells all of the Cleaning Division products on an exclusive basis. However, in litigation currently pending against BSFC, we are seeking a declaratory judgment that this agreement is null and void and of no further force and effect.

Competition - Cleaning Division

The principal markets in which the Cleaning Division competes are competitive and fragmented, with competitors in the environmental services market and the bioremediation market sub-sector. Increased competition could have a material adverse effect on us, as competition may have far greater financial and other resources available to them and possess extensive manufacturing, distribution and marketing capabilities far greater than ours. Although all future employees are expected to be required to sign confidentiality agreements, there is no guarantee either that trade secrets will not be shared with competitors or that the Company could enforce these agreements. Such disclosures, if made, could negatively affect our competitiveness. Many of the competitors have substantially greater financial, technical and marketing resources, larger customer bases, longer operating histories, greater name recognition and more established relationships in the industry than we do.

Sources and Availability of Raw Materials - Cleaning Division

The Cleaning Division obtains all its raw materials for the manufacture of its products from other sources. We generally do not have contracts with any entities or persons committing such suppliers to provide the materials required for the production of its products. There can be no assurance that suppliers will provide the raw materials we need in the quantities requested or at a price we are willing to pay. Since we do not control the actual production of these raw materials, it is also subject to delays caused by interruption in production of materials based on conditions not wholly within its control. Our inability to obtain adequate supplies of raw materials for the Cleaning Division products at favorable prices, or at all, as a result of any of the foregoing factors or otherwise, could have a material adverse effect on us.

Intellectual Property - Cleaning Division

The Cleaning Division’s products, formulas, and processes are proprietary and owned by us. Our policy is to have employees associated with and involved in any part of the research/manufacturing process sign non-disclosure/confidentiality agreements in order to prohibit them from using any part of the technology developed and owned by us.

In an action pending in the United States District Court for the Southern District of Mississippi, we have alleged, among other things, that Wade, Louis Elwell, III, Bio Solutions Franchise Corp., Innovative Industries, Bio Solutions of Louisiana, Environmental Services of Mississippi, Wade’s Farm, Sabrina Baio, and Amanda Best have misappropriated our product formulations. In the action, we seek, among other things, a preliminary and permanent injunction from using the product formulations and for the return of the product formulations. This matter is currently pending.

Employees

We have three employees. None of our employees are represented by a labor union and we have not entered into a collective bargaining agreement with any union. In February 2007, our Cleaning Division effected a reduction in force series of layoffs in its Mississippi facility. We also received a letter of resignation from Dr. Krish Reddy, our director of research and development and our former president and chief executive officer.

Properties

We recently moved our executive offices to 4440 Arville Street, Suite 6, Las Vegas, NV 89103. The space is currently provided rent-free by a creditor of the Company. In addition, we lease approximately 2,000 square feet of manufacturing space in Las Vegas, Nevada, at a rate of approximately $1,800 per month. The lease expires in November 2007.

Our Cleaning Division was located at 1161 James Street, Hattiesburg, Mississippi, 39401, and we leased this facility from Innovative Industries, LLC, which is controlled by the executive officers of BSFC. The lease expired on April 30, 2007. In March 2007, Innovative Industries, LLC, a related party and the owner of the office and warehouse facilities that the Cleaning Division leases, delivered to us a demand for payment of past rent allegedly due under the lease agreement assumed by the Cleaning Division in March, 2004. We deny that we or the Cleaning Division owes any amounts to Innovative Industries. In an action pending in the United States District Court for the Southern District of Mississippi, we have alleged, among other things that Innovative Industries materially breached the lease by failing to maintain fire, windstorm, and extended insurance on the leased premises, and by causing us to overpay on the lease. This matter is currently pending.

Legal Proceedings

In June 2007, Wayne Wade commenced an action against us in the United States District Court for the Southern District of Mississippi for breach of contract, seeking approximately $150,000 in damages, as well as interest, fees, and costs. In July, 2007, we filed an answer denying these claims. In addition, we filed a counterclaim against Wade, Louis Elwell, III, Bio Solutions Franchise Corp., Innovative Industries, Bio Solutions of Louisiana, Environmental Services of Mississippi, Wade’s Farm, Sabrina Baio, and Amanda Best for breach of fiduciary duty, usurpation of corporate opportunity, federal and state securities fraud, misappropriation of trade secret, conversion, unlawful distribution of securities, interference with contractual relations and prospective business advantage, unfair competition and business practices, quantum meruit, breach of contract, breach of the covenant of good faith and fair dealing, civil conspiracy, fraud, and misrepresentation. The counterclaim alleges that the counterdefendants entered into a series of self-dealing and wasteful transactions pursuant to which they illegally misappropriated and diverted a significant business opportunity from us and then sold the same opportunity to us for an egregious profit, illegally misappropriated our trade secrets, fraudulently expended significant amounts of our cash without permission or authorization, much of which was paid directly to or on behalf of the counterdefendants, illegally distributed our common stock without registration and in violation of an SEC injunction, entered in a series of related party transactions and agreements with us which unfairly and excessively benefited the counterdefendants, and breached those agreements in gross disregard for our rights. In the counterclaim, we seek actual and punitive damages in an amount to be proven at trial as well as injunctive and declaratory relief. The action is currently pending.

Management

Executive Officer and Directors

Our executive officers and directors, the positions held by them, and their ages are as follows:

Name	Age	Position
David S. Bennett	67	Chairman of the Board of Directors, President, and Chief Executive Officer
Patricia M. Spreitzer	52	Vice President, Secretary, Treasurer, and Director

David S. Bennett has been a director of Bio Solutions Manufacturing, Inc. and its President since May, 2005. Mr. Bennett has over 25 years experience in direct sales and channel partnerships, including IBM, Oracle, and Sun Microsystems. Most recently, he has acted as senior business development consultant for a number of specialty start-up firms. He was Vice President and Head of North American Sales for OM Technology, Inc., a European firm. He has generated over $50 million in software license revenues from treasury and derivative applications from over 30 banks and major financial institutions. From 1991 through 1997, as Head of Sales for TCAM, a North American firm specializing in order management and equities trading, Mr. Bennett brought the firm into the top 5% of software firms in the United States, based upon both license and service bureau revenue streams. He has both graduate and post graduate degrees in Economics and Education from Southampton University, U.K.

Patricia M. Spreitzer has been a director of Bio Solutions Manufacturing, Inc. since March 2004 and its Secretary and Treasurer since November 2004. During the period from 2001 through 2003, Ms. Spreitzer had been employed as the assistant project controller for a publicly owned international general contractor. Prior and subsequent to such employment, she was an office manager responsible for all administrative functions including accounts receivable and accounts payable and payroll.

Information about our Board and its Committees.

Resignation of Robert Knorr as Director. On September 28, 2006, Robert J. Knorr resigned as a director. In his resignation, Mr. Knorr advised the board of directors that he had been told that our bank account was overdrawn by $9,000,000 and was concerned that there could be criminal liability associated with such an overdraw. Mr. Knorr also stated that he had not received any information regarding the company and had not received minutes of prior board meetings. Finally, Mr. Knorr stated that he had been promised 250,000 shares of the company’s common stock for his director services.

The company has investigated the rumor that its bank account was overdrawn by $9,000,000 and has determined that the rumor was completely false. The board of directors also believes that it advised Mr. Knorr on all material matters on a periodic basis, and that all minutes of board meetings and committee meetings were available to Mr. Knorr upon request. In addition, we have investigated whether it owes Mr. Knorr any additional shares for his services as a director and have concluded that we do not.

Since his original resignation, Mr. Knorr has advised us that his resignation was also due to a lack of proper information that he believes should have been given to him before board meetings, such as an agenda and background on items to be discussed, a lack of distribution of the official minutes of the meetings to him on a timely basis, and the lack of giving him an opportunity to preview of public statements prior to their release. Mr. Knorr also stated that he was concerned that some of the public statements made by us were less than factual and that he might be held responsible for them.  Mr. Knorr also contended that we refused him access to press releases and treated him as if his position on the board of directors did not mean anything. He further contended that we paid for a major shareholder’s personal attorney’s fees. Finally, he reiterated that he believed he was due additional shares of common stock, and that he believed that the remaining board members issued themselves common stock without his presence or approval. We have investigated Mr. Knorr’s further allegations and have determined that they are without merit or otherwise immaterial.

Board Committees. The Board of Directors has a standing Compensation Committee. We do not have either an audit committee or a nominating committee. It is the view of the board of directors that it is appropriate to not have any of these committees since they are not required to maintain its listing on the OTC Bulletin Board, since it only has two directors who would serve to act as the committee in any event, and due to the additional and unnecessary costs associated with administering the committees.

The members of the Compensation Committee are David S. Bennett and Patricia M. Spreitzer, neither of whom is “independent” under any known listing standards. The basic responsibility of the Compensation Committee is to review the performance and development of our management in achieving corporate goals and objectives and to assure that our senior executives are compensated effectively in a manner consistent with our strategy, competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, the Committee oversees, reviews, and administers all compensation, equity, and employee benefit plans and programs.

In carrying out its purpose, the Committee will have the following responsibilities and duties:

•	Review annually and approve our compensation strategy to ensure that our employees are rewarded appropriately for their contributions to our growth and profitability.

•	Review annually and approve corporate goals and objectives relevant to executive compensation and evaluate performance in light of those goals.

•
Review annually and determine the individual elements of total compensation for the Chief Executive Officer and all other officers, and communicate to stockholders the factors and criteria on which the Chief Executive Officer and all other executive officers’ compensation for the last year was based.

•	Approve all special perquisites, special cash payments, and other special compensation and benefit arrangements for our officers.

•
Review and recommend compensation for non-employee members of the board, including but not limited to the following elements: retainer, meeting fees, committee fees, committee chair fees, equity or stock compensation, benefits, and perquisites.

•
With sole and exclusive authority, make and approve stock option grants and other discretionary awards under our stock option or other equity incentive plans to all persons who are board members or officers.

•	Grant stock options and other discretionary awards under our stock option or other equity incentive plans to all other eligible individuals in our service.

•
Amend the provisions of our stock option or other equity incentive plans, to the extent authorized by the board, and make recommendations to the board with respect to incentive compensation and equity-based plans.

•
Oversee and periodically review the operation of all of our employee benefit plans, including, but not limited to, our stock option and other equity incentive plans. Responsibility for day-to-day administration, including the preparation and filing of all government reports and the preparation and delivery of all required employee materials and communications, will be performed by our personnel.

•
Ensure that the annual incentive compensation plan is administered in a manner consistent with our compensation strategy and the terms of such plan, including but not limited to the following: participation, target annual incentive awards, corporate financial goals, actual awards paid to officers, total funds reserved for payment under the plan, and potential qualification under IRS Code Section 162(m).

•
Review matters related to management performance, compensation, and succession planning (including periodic review and approval of Chief Executive Officer and other officer succession planning) and executive development for executive staff.

•	Approve separation packages and severance benefits for officers to the extent that the packages are outside the ordinary plan limits.

•	Have full access to our executives and personnel as necessary to carry out its responsibilities.

•
Obtain such data or other resources as it deems necessary to perform its duties, including, but not limited to, obtaining external consultant reports or published salary surveys, and engaging independent compensation consultants and other professionals to assist in the design, formulation, analysis, and implementation of compensation programs for our officers and other key employees.

•
Have responsibility for the review and approval of all reports and summaries of compensation policies and decisions as may be appropriate for operational purposes or as may be required under applicable law.

•	Perform any other activities consistent with the Compensation Committee charter, our bylaws, and governing law as the Committee or the board deems necessary or appropriate.

•	Review the Committee Charter from time to time and recommend any changes to the board.

•	Report to the Board on the major items covered at each Committee meeting.

During the last fiscal year, there were two meetings of the Compensation Committee.

Board of Directors

Each director holds office until his successor is elected and qualified or until his earlier termination in the manner provided in our Bylaws. The officers serve at the discretion of the Board.

Executive Compensation

The following table sets forth the cash compensation paid to the Chief Executive Officer and to all other executive officers for services rendered during the fiscal years ended October 31, 2006, 2005, and 2004.

	Annual Compensation					Long-Term Compensation
							Common Shares	All
						Restricted	Underlying Options	Other
					Other Annual	Stock	Granted	Compen
Name and Position	Year	Salary	Bonus		Compensation	Awards ($)	(# Shares)	-sation
David S. Bennett	2006	$0	$16,500	(1)	-0-	-0-	-0-	$8,250	(2)
Chairman, President and	2005	$0	$38,000	(3)	-0-	-0-	-0-	$19,000	(4)
Chief Executive Officer	2004	$0	-0-		-0-	-0-	-0-	-0-

Patricia M. Spreitzer	2006	$0	$16,500	(1)	-0-	-0-	-0-	$8,250	(2)
Vice President,	2005	$0	$38,000	(3)	-0-	-0-	-0-	$19,000	(2)
Secretary and Treasurer	2004	$0	-0-		-0-	-0-	-0-	-0-

(1)
Each officer received a stock award of 100,000 shares of common stock for services rendered as an officer in 2006. On the date of the grant of the stock award, the market value of our common stock was $0.38 per share.

(2)
Each director received a stock award of 50,000 shares of common stock for services rendered as a director in 2006. On the date of the grant of the stock award, the market value of our common stock was $0.38 per share.

(3)
Each officer received a stock award of 100,000 shares of common stock for services rendered as an officer in 2005. On the date of the grant of the stock award, the market value of our common stock was $0.38 per share.

(4)
Each director received a stock award of 50,000 shares of common stock for services rendered as a director in 2005. On the date of the grant of the stock award, the market value of our common stock was $0.38 per share.

Option Grants and Exercises

There were no option grants or exercises by any of the executive officers named in the Summary Compensation Table above during the fiscal year ended 2006.

Employment Agreements

Each of our executive officers currently works for us without written employment agreements.

Compensation of Directors

Each director who was a director as of the end of the 2006 fiscal year received a stock award of 50,000 shares of common stock (valued at $8,250) for their services in 2006. Each director received a stock award of 50,000 shares of common stock (valued at $19,000) for their services in 2005. All directors are entitled to reimbursement for reasonable out-of-pocket expenses in attending board of directors meetings and for promoting our business.

Indemnification of Directors

Article Six of our Articles of Incorporation eliminates the personal liability of the directors to us or our shareholders for damages for any breach of duty. Such personal liability is not eliminated if a judgment or other final adjudication adverse to the director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that he violated certain provisions of New York law. The provisions of New York establish director liability for voting for or concurring in the declaration of improper dividends, improper purchases of our Common Stock, certain improper distributions of assets to shareholders and improper loans.

Article Six of our Bylaws provide that we will indemnify officers and directors except in relation to matters as to which they shall be finally adjudicated to be liable for negligence or misconduct in the performance of duty.

The indemnification provisions in the Bylaws may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act. However, we are aware that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable.

Certain Relationships and Related Transactions

We have entered into a marketing/manufacturing agreement with BSFC, a significant stockholder. Under this agreement, we agreed to supply our products to BSFC exclusively. BSFC has no minimum purchase requirements under this agreement. We are to receive 50% of the gross profit on BSFC’s sales of the products, defined as the sales price by BSFC to its franchisees, less the sum of our cost of ingredients and an overhead allowance ranging from twenty percent (20%) to one hundred percent (100%). The term of this agreement is ten (10) years. In addition to the requirement that we exclusively sell our products through BSFC, we also agreed to other conditions, such as the full assumption of warranty risk, staffing of a facility, carrying of inventory, development of new products, training of personnel for technical support, and sharing of costs of brand awareness all for BSFC’s selling and marketing efforts. The cost of such product sold shall vary from time to time based on an equal sharing of the costs incurred to produce and sell such products by both parties. However, in litigation currently pending against BSFC, we are seeking a declaratory judgment that the marketing/manufacturing agreement with BSFC for the distribution of our products is null and void and of no further force and effect.

Through April 30, 2007, we leased the facility for our Cleaning Division from Innovative Industries, LLC, which is controlled by the executive officers of BSFC. The lease expired on April 30, 2007. In March 2007, Innovative Industries, LLC, a related party and the owner of the office and warehouse facilities that the Cleaning Division leases, delivered to us a demand for payment of past rent allegedly due under the lease agreement assumed by the Cleaning Division in March, 2004. We deny that we or the Cleaning Division owes any amounts to Innovative Industries. In an action pending in the United States District Court for the Southern District of Mississippi, we have alleged, among other things that Innovative Industries materially breached the lease by failing to maintain fire, windstorm, and extended insurance on the leased premises, and by causing us to overpay on the lease. This matter is currently pending.

On June 30, 2006, we completed our acquisition of 100% of the outstanding equity interest of Bio Extraction Services, Inc. (“BESI”) from Bio Solutions Franchise Corp. We issued 10,000,000 shares of our common stock to Bio Solutions Franchise Corp. as consideration for the transaction. In an action pending in the United States District Court for the Southern District of Mississippi, we have alleged, among other things, that BSFC and the other counterdefendants entered into a series of self-dealing and wasteful transactions pursuant to which they illegally misappropriated and diverted this business opportunity from us and then sold the same to us for the 10,000,000 shares of common stock. We believe that these shares are subject to a constructive trust for the benefit of the Company, and we are currently seeking a judicial determination that the shares are subject to a constructive trust and an order that the group convey these shares back to the Company. This matter is currently pending.

From time to time during our fiscal year 2006, we have loaned money to and borrowed money from Bio Solutions Franchise Corp., Innovative Industries, LLC, and various affiliates of theirs. In an action pending in the United States District Court for the Southern District of Mississippi, we have requested an accounting for all such funds. This matter is currently pending.

On June 19, 2006, we sold 2,500,000 units (consisting of 1 share of common stock and a warrant to buy 1 share of our common stock with an exercise price of $0.80) to a single non-U.S. investor for an aggregate purchase price of $1,000,000. The net proceeds of this offering to us after the payment of commissions, fees, and other expenses totaling $180,000 of the offering were approximately $820,000.

We paid approximately $435,000 of the net proceeds of this offering either to or on behalf of Bio Solutions Franchise Corporation, Innovative Industries, and to persons or entities that we contend are affiliates of Bio Solutions Franchise Corporation and Innovative Industries. We have conducted an internal investigation regarding these expenditures. As a result of the internal investigation, we determined that one or more of our employees or consultants made these and other expenditures of our funds without management approval or ratification. We also determined that Bio Solutions Franchise Corp., Innovative Industries, and certain of their respective principals and affiliates were involved with these or other expenditures of the net proceeds of the offering.

Our accounting books and records have historically been maintained at our facility in Hattiesburg, Mississippi by employees and consultants who have historically constituted our accounting department. We believe that these individuals also work for Bio Solutions Franchise Corp. and certain of its affiliates. Bio Solutions Franchise Corp. is the former distributor of our cleaning products, a significant stockholder of ours, and a related party. Certain individuals in the accounting department refused instructions from our management to refrain from making cash expenditures without management approval. Certain individuals also refused instructions to deliver our accounting books and records to our management for a significant period of time after the close of our fiscal year. We believe that these individuals also work for Bio Solutions Franchise Corp. and certain of its affiliates, and we are currently investigating whether Bio Solutions Franchise Corp. or any of its principals or affiliates were involved with these refusals.

Patricia M. Spreitzer, our secretary, treasurer, and one of our directors, was formerly employed by Bio Solutions of Nevada, a franchisee of Bio Solutions Franchise Corp. Bio Solutions of Nevada is owned by Annette Hunter. Ms. Hunter, her spouse, and Alegra Financial, Ltd. (dba Bio Solutions of Nevada) are substantial creditors of ours, as is Sterling Sound, LLC, a former affiliate of ours in which Ms. Hunter and her spouse are minority owners. Under the operating agreement, an unrelated third party is the managing member, with full control over the affairs of Sterling Sound. Ms. Hunter’s spouse previously provided business, sales, investor relations, and public relations consulting services to us. In addition, he received a finder’s fee under our June private placement. He is also a defendant in an SEC enforcement action, in which he is accused of violating Section 5 of the Securities Act by acting as an underwriter of unregistered securities.  He has denied the SEC’s allegations in that action.  The action is currently pending.  We have controls and procedures in place which are designed to ensure that we issue all shares of common stock pursuant to a registration statement or pursuant to an exemption from registration and that transfers of our common stock are either pursuant to a registration statement or pursuant to an exemption from registration.

Since 2003, we have borrowed money from a group of third-party lenders, including Ms. Hunter, her spouse, Alegra Financial, Ltd. (dba Bio Solutions of Nevada), and Sterling Sound, in order to fund our operations. As of October 31, 2006, the outstanding principal balance on these loans was approximately $800,000. On November 29, 2006, we entered into a loan agreement with certain of these lenders and a new lender, pursuant to which we borrowed approximately $164,000 of new funds, and pursuant to which the outstanding debt obligations were amended and restated. Under the loan agreement, the existing lenders received amended and restated convertible promissory notes in the aggregate principal amounts of $537,955 and $264,625, respectively, and the new lender received a convertible promissory note in the aggregate principal amount of $164,000. Two of the notes have been transferred to Interstellar Holdings, LLC. Under the loan agreement and the notes, each lender may, in its sole and absolute discretion, make additional loans to us, up to an aggregate total of $1,000,000 per lender. Each note bears interest at the rate of eight percent (8%) per annum and is payable on demand. Each note is also convertible into shares of our common stock at a conversion rate equal to the lower of (a) $0.05 per share, and (b) seventy percent (70%) of the three day average of the closing bid price of our common stock immediately prior to conversion; provided, however, that the conversion may not be less than $0.01 per share under any circumstances. In addition, the note holders cannot convert any principal or interest under the notes to the extent that such conversion would require us to issue shares of our common stock in excess of our authorized and unissued shares of common stock. The notes are secured by a first priority security interest in all of our assets. By their terms, the holder of the notes may not convert the notes to the extent such conversion would cause the holder, together with its affiliates, to have acquired a number of shares of common stock that would exceed 4.99% of our then outstanding common stock. We have has agreed to register the resale of the shares of common stock underlying the convertible notes with the Securities and Exchange Commission under the Securities Act of 1933 upon request of the lenders.

Under its note, Alegra Financial, Ltd. (dba Bio Solutions of Nevada) has the right to demand repayment of the amount owed to it in the form of the Company’s products. Under the note, the amount due will be reduced by the purchase price of the product order, which shall be the same price as product is sold to other franchisees, which amount we shall pay to Bio Solutions Franchise Corp., either as a credit or as product. The price that we charge to Bio Solutions Franchise Corp. for the product shall be the same transfer price for the products paid by Bio Solutions Franchise Corp. for products sold to other franchisees, and this amount shall be applied as an offset to the amount owed by Bio Solutions Manufacturing to Bio Solutions Franchise Corp. for product sold under the note.

Two individuals who are beneficial owners of our common stock have previously provided informal consulting services to us. N. Wayne Wade has previously provided management consulting services in connection with the daily operation of our Cleaning Division. Louis H. Elwell III has previously provided administrative services to us. In June 2007, Wayne Wade commenced an action against us in the United States District Court for the Southern District of Mississippi for breach of contract, seeking approximately $150,000 in damages, as well as interest, fees, and costs. In July, 2007, we filed an answer denying these claims. In addition, we filed a counterclaim against Wade, Elwell, Bio Solutions Franchise Corp., Innovative Industries, Bio Solutions of Louisiana, Environmental Services of Mississippi, Wade’s Farm, Sabrina Baio, and Amanda Best for breach of fiduciary duty, usurpation of corporate opportunity, federal and state securities fraud, misappropriation of trade secret, conversion, unlawful distribution of securities, interference with contractual relations and prospective business advantage, unfair competition and business practices, quantum meruit, breach of contract, breach of the covenant of good faith and fair dealing, civil conspiracy, fraud, and misrepresentation. The counterclaim alleges that the counterdefendants entered into a series of self-dealing and wasteful transactions pursuant to which they illegally misappropriated and diverted a significant business opportunity from us and then sold the same opportunity to us for an egregious profit, illegally misappropriated our trade secrets, fraudulently expended significant amounts of our cash without permission or authorization, much of which was paid directly to or on behalf of the counterdefendants, illegally distributed our common stock without registration and in violation of an SEC injunction, entered in a series of related party transactions and agreements with us which unfairly and excessively benefited the counterdefendants, and breached those agreements in gross disregard for our rights. In the counterclaim, we seek actual and punitive damages in an amount to be proven at trial as well as injunctive and declaratory relief. The action is currently pending.

Principal Stockholders and Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of August 28, 2007 by the following persons:

•	each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group.

Name And Address	Number Of Shares Beneficially Owned	Percentage Owned
David S. Bennett (2)	272,000	*
Patricia M. Spreitzer (2)	300,000	*
Bio Solutions Franchise Corp. (3)	8,873,856 (4)	17.14%
Innovative Industries, LLC (3)	8,873,856 (4)	17.14%
Louis Elwell, III (5)	8,873,856 (4)	17.14%
N. Wayne Wade (6)	8,873,856 (4)	17.14%
Loewen Global Fund, Ltd (7).	5,000,000 (8)	9.30%
All directors and officers as a group (2 persons)	572,000	1.12%

*Less than 1%.

(1)	Based on 51,250,037 shares outstanding.

(2)	The address is c/o Bio Solutions Manufacturing, Inc., 4440 Arville Street, Suite 6, Las Vegas, NV 89103.

(3)	The address is 1161 James Street, Hattiesburg, MS 39401.

(4)
Includes 7,832,333 shares held of record by Bio Solutions Franchise Corp, 994,476 shares held of record by Innovative Industries, 29,639 shares held of record by Louis Elwell III, the Chief Executive Officer of Bio Solutions Franchise Corp. and a member of Innovative Industries, LLC, and 17,678 shares held of record by N. Wayne Wade, the President of Bio Solutions Franchise Corp. and a member of Innovative Industries, LLC. We believe that Mr. Elwell and Mr. Wade have voting and investment control over the shares held by Bio Solutions Franchise Corp. and Innovative Industries, LLC. We believe that Bio Solutions Franchise Corp., Innovative Industries, LLC, Mr. Elwell, and Mr. Wade constitute a “group” (as such term is defined under the rules and regulations of the SEC) with respect to these shares. We also believe that these shares are subject to a constructive trust for the benefit of the Company, and we are currently seeking a judicial determination that the shares are subject to a constructive trust and an order that the group convey these shares back to the Company.

(5)	Mr. Elwell’s address is 109 Sarah Court, Lakewood, NJ 08701

(6)	Mr. Wade’s address is 248 Jenkins Road, Moselle, MS 39459

(7)	The address is Seefeldstrasse 35, CH-8034, Zurich, Switzerland.

(8)
Includes 2,500,000 shares and a warrant to purchase 2,500,000 shares of our common stock at a price of $0.80 per share. Thomas Bellwald is the principal of Loewen Global Futures Fund, Ltd. that we believe that has voting and investment control over the shares held by Loewen Global Fund, Ltd.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. The number of shares and the percentage beneficially owned by each individual listed above include shares that are subject to options held by that individual that are immediately exercisable or exercisable within 60 days from the date of this report and the number of shares and the percentage beneficially owned by all officers and directors as a group includes shares subject to options held by all officers and directors as a group that are immediately exercisable or exercisable within 60 days from the date of this report.

Selling Security Holders

This prospectus relates to the offer and sale of shares of our common stock by the selling stockholders identified below. Except as indicated below, none of the selling stockholders are affiliates of ours.

The selling stockholders will determine when they will sell their shares, and in all cases, will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares sold by the selling stockholders.

The shares of common stock being offered by the selling stockholders are issued or are issuable upon conversion of certain convertible promissory notes. For additional information regarding the convertible promissory notes, see “Description of Securities - Convertible Promissory Notes.” We are registering the shares in order to permit the selling stockholders to offer the shares of common stock for resale from time to time.

The following table sets forth (i) the names of the selling stockholders, (ii) the number of shares of common stock owned beneficially by each of them as of August 28, 2007, (iii) the number of shares which may be offered pursuant to this prospectus and (iv) the number of shares and percentage of class to be owned by each selling stockholder after this offering. The selling stockholders may sell all, some, or none of their shares in this offering. See “Plan of Distribution.” Pursuant to various agreements with the selling stockholders, we have filed a registration statement, of which this prospectus forms a part, in order to permit those stockholders to resell to the public their shares of common stock as specifically set forth below. The following information is based upon information provided by the selling stockholders. Except as otherwise set forth in the footnotes to the table or under “Certain Relationships and Related Transactions,” none of the selling stockholders has held any position or office or has had any other material relationship with us or any of our affiliates within the past three years other than as a result of his or her ownership of shares of equity securities. Because the selling stockholders may offer all, some or none of their common stock, no definitive estimate as to the number of shares that will be held by the selling stockholders after this offering can be provided.

Except as set forth in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. A person is considered the beneficial owner of any securities as of a given date that can be acquired within 60 days of such date through the exercise of any option, warrant or right. Shares of common stock subject to options, warrants or rights which are currently exercisable or exercisable within 60 days are considered outstanding for computing the ownership percentage of the person holding such options, warrants or rights, but are not considered outstanding for computing the ownership percentage of any other person.

In accordance with the terms of the registration rights granted to investors in our June 2006 Unit offering, this prospectus covers the resale of at least that number of shares of common stock equal to the number of shares of common stock issued in the June 2006 Unit offering. The shares of common stock issuable upon related warrants are not being registered, and we have received a waiver from such investors for such non-registration. In addition, this prospectus covers the resale of shares of common stock issuable upon conversion of certain convertible promissory notes as if the notes were converted in full or in part as of the date immediately preceding the filing or the registration statement of which this prospectus forms a part (without regard to any limitations on exercise). The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the convertible promissory notes, the selling stockholders may not convert the convertible promissory notes or exercise the warrants issued in connection therewith, to the extent such conversion or exercise would cause the selling stockholder, together with its affiliates, to have acquired a number of shares of common stock which would exceed 4.99% of our then outstanding common stock, excluding for purposes of such determination shares of common stock issuable upon conversion of the convertible promissory notes which have not been converted and upon exercise of the warrants issued in connection therewith which have not been exercised. The number of shares in the second column does not reflect this limitation.

The “Common Shares Beneficially Owned after Offering” column assumes the sale of all shares offered by the selling stockholders set forth below. The “Percentage of Common Shares Beneficially Owned after Offering” column is based on 51,250,037 shares of common stock outstanding as of August 28, 2007.

	Shares Beneficially Owned Prior to Offering (1)		Shares Beneficially	Percentage of Class
Name	Number of Shares Owned	Number of Shares Offered	Owned After Offering (2)	Owned After Offering (2)
Loewen Global Fund Ltd.	5,000,000 (3)	2,500,000	2,500,000 (3)	4.7
T&T Vermogensverwaltung AG (4)	550,000	300,000	250,000	*
Marjolein Imfeld (5)	1,300,000	900,000	400,000	2.4
Interstellar Holdings, LLC	10,260,000 (6)	4,210,000	2,280,430 (6)(7)	4.9 (7)
Alegra Financial, Ltd.	6,290,000 (8)	6,290,000	0 (7)	*
Realprisma Versicherungs-Treuhand AG (9)	60,000	60,000	0	*
Care-One-Swiss GmbH (10)	288,438	288,438	0	*
Jorg Bircher (11)	159,800	159,800	0	*
Thierry Fontannaz (11)	15,082	15,082	0	*
Peter Eggenberger (11)	7,100	7,100	0	*
Maurizio Mazzei (11)	10,080	10,080	0	*
Alpine Atlantic Asset Management AG (12)	12,000	12,000	0	*
Bianchi & Partner AG (13)	47,500	47,500	0	*
Silvia Wieland (11)	200,000	200,000	0	*
Peter Wieland (11)	300,000	300,000	0	*
Cornway Co., Ltd. (14)	600,000	600,000	0	*
Andre Wirth (15)	100,000	100,000	0	*
Leos Investment, Ltd. (16)	100,000	100,000	0	*
TOTAL	25,300,000	16,100,000	5,430,430 (6)	*

* Less than one percent (1%).

(1)	Includes shares underlying presently exercisable warrants.

(2)	Assumes all of the offered shares are sold.

(3)
Includes 2,500,000 shares underlying warrants exercisable at $0.80 per share. Thomas Bellwald is the principal of Loewen Global Fund, Ltd. that we believe has voting and investment control over the shares held by Loewen Global Fund, Ltd.

(4)
Ivano Angelastri is the principal of T&T Vermogensverwaltung AG that we believe has voting and investment control over the shares held by T&T Vermogensverwaltung AG. The shares were issued to T&T Vermogensverwaltung AG as compensation for services rendered to us. In addition, Mr. Angelastri has rendered services to us within the past three years.

(5)
This individual is associated with T&T Vermogensverwaltung AG. The shares were originally issued to T&T Vermogensverwaltung AG as compensation for services rendered to us. In addition, this individual has rendered services to us within the past three years.

(6)
Represents shares issuable upon conversion of convertible notes with $437,000 principal amount outstanding plus $76,000 in accrued interest which note has a conversion rate equal to the lesser of (a) $0.05 per share and (b) 70% of the three day average of the closing bid price of our common stock immediately prior to conversion; provided, however that in no event will the conversion price be less than $0.01 per share. As of the date of this prospectus, the conversion rate is $0.05. Interstellar Holdings is managed by Annette Hunter, who has sole voting control and power over the shares listed above.

(7)
By their terms, the holder may not convert the note to the extent such conversion would cause the selling stockholder, together with its affiliates, to have acquired a number of shares of common stock which would exceed 4.99% of our then outstanding common stock.

(8)
Represents shares issuable upon conversion of convertible notes with $265,000 principal amount outstanding plus $49,500 in accrued interest which note has a conversion rate equal to the lesser of (a) $0.05 per share and (b) 70% of the three day average of the closing bid price of our common stock immediately prior to conversion; provided, however that in no event will the conversion price be less than $0.01 per share. As of the date of this prospectus, the conversion rate is $0.05. Alegra Financial (dba Bio Solutions of Nevada) is managed by Annette Hunter, who has sole voting control and power over the shares listed above.

(9
Peter Wieland is the principal of Realprisma Versicherungs-Treuhand AG that we believe has voting and investment control over the shares held by Realprisma Versicherungs-Treuhand AG. The shares were issued to Realprisma Versicherungs-Treuhand AG as compensation for services rendered to us.

(10)
Peter Wieland is the principal of Care-One-Swiss GmbH that we believe has voting and investment control over the shares held by Care-One Swiss GmbH. The shares were originally issued to Realprisma Versicherungs-Treuhand AG as compensation for services rendered to us.

(11)	This individual is associated with Realprisma Versicherungs-Treuhand AG. The shares were originally issued to Realprisma Versicherungs-Treuhand AG as compensation for services rendered to us.

(12)
Peter Wieland is the principal of Alpine Atlantic Asset Management AG that we believe has voting and investment control over the shares held by Alpine Atlantic Asset Management AG. The shares were originally issued to Realprisma Versicherungs-Treuhand AG as compensation for services rendered to us.

(13)
Jurg Lutscher is the principal of Bianch & Partner AG that we believe has voting and investment control over the shares held by Bianchi & Partner AG. The shares were originally issued to Realprisma Versicherungs-Treuhand AG as compensation for services rendered to us.

(14)
Marlies Studer is the principal of Cornway Co., Ltd. that we believe has voting and investment control over the shares held by Cornway Co., Ltd. The shares were originally issued to T&T Vermogensverwaltung AG as compensation for services rendered to us.

(15)	This individual is associated with T&T Vermogensverwaltung AG. The shares were originally issued to T&T Vermogensverwaltung AG as compensation for services rendered to us.

(16)
Marcus Weber is the principal of Leo Investment, Ltd. that we believe has voting and investment control over the shares held by Leos Investment Ltd. The shares were originally issued to T&T Vermogensverwaltung AG as compensation for services rendered to us.

Description of Securities

Common Stock

We are authorized to issue 100,000,000 shares of common stock, of which, as of the date of this prospectus, 51,250,037 shares were issued, outstanding, and held by approximately 1,800 record holders. Each holder of common stock is entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of preferred stock, the holders of the shares possess all voting power. Our charter does not provide for cumulative voting for the election of directors. As a result, under New York law, the holders of more than one-half of the outstanding shares of common stock generally will be able to elect all of our directors then standing for election and holders of the remaining shares will not be able to elect any director. Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if authorized and declared by our Board of Directors. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors as our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. Any material contractual restrictions on dividend payments will be described in the applicable prospectus supplement. Subject to any preferential rights of any series of preferred stock, holders of shares of common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up. Holders of common stock have no preferential, preemptive, conversion, or exchange rights.

Preferred Stock

Pursuant to our certificate of incorporation, the board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock. The board of directors may issue this stock in one or more series and may fix the rights, preferences, privileges and restrictions of this stock. Some of the rights and preferences that the board of directors may designate include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms. The board of directors may determine the number of shares constituting any series or the designation of such series. Any or all of the rights and preferences selected by the board of directors may be greater than the rights of the common stock. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that stockholders will receive dividend payments and payments upon liquidation. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of Bio Solutions.

We currently have no preferred stock issued and outstanding.

Convertible Notes

Since 2003, we have borrowed money from a group of third-party lenders in order to fund our operations. As of January 31, 2007, the outstanding principal balance on these loans was approximately $800,000. On November 29, 2006, we entered into a loan agreement with certain these lenders and a new lender, pursuant to which we borrowed approximately $164,000 of new funds, and pursuant to which the outstanding debt obligations were amended and restated. Under the loan agreement, the existing lenders received amended and restated convertible promissory notes in the aggregate principal amounts of $537,955 and $264,625, respectively, and the new lender received a convertible promissory note in the aggregate principal amount of $164,000. Under the loan agreement and the notes, each lender may, in its sole and absolute discretion, make additional loans to us, up to an aggregate total of $1,000,000 per lender. Each note bears interest at the rate of eight percent (8%) per annum and is payable on demand. Each note is also convertible into shares of our common stock at a conversion rate equal to the lower of (a) $0.05 per share, and (b) seventy percent (70%) of the three day average of the closing bid price of our common stock immediately prior to conversion; provided, however, that the conversion price may not be less that $0.01 per share under any circumstances. In addition, the note holders cannot convert any principal or interest under the notes to the extent that such conversion would require us to issue shares of our common stock in excess of our authorized and unissued shares of common stock. The notes are secured by a first priority security interest in all of our assets. By their terms, the holder of the notes may not convert the notes to the extent such conversion would cause the holder, together with its affiliates, to have acquired a number of shares of common stock that would exceed 4.99% of our then outstanding common stock. We have has agreed to register the resale of the shares of common stock underlying the convertible notes with the Securities and Exchange Commission under the Securities Act of 1933 upon request of the lenders.

Warrants

Our June 2006 Unit offering consisted of the offer and sale of 2,500,000 Units at a purchase price of $0.40 per Unit. Each Unit consisted of 1 share of our common stock and a warrant to purchase one share of our common stock. These warrants to purchase up to 2,500,000 shares of our common stock have an exercise price of $0.80 per share until June 19, 2009. To the extent that the shares of common stock underlying the warrant of not registered for resale, the warrant holder may designate a “cashless exercise option.” This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be determined by a formula based on the total number of shares to which the warrant holder is entitled, the current market value of the common stock and the applicable exercise price of the warrant.

Warrant Issued to Finder in connection with June 2006 Unit offering

On June 19, 2006, we issued a Warrant to purchase up to 250,000 shares of our common stock at an exercise price of $0.80 per share until June 19, 2009, which warrant was subsequently assigned to 2 affiliates of the finder. To the extent that the shares of common stock underlying the warrant of not registered for resale, the warrant holder may designate a “cashless exercise option.” This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be determined by a formula based on the total number of shares to which the warrant holder is entitled, the current market value of the common stock and the applicable exercise price of the warrant.

Registration Rights

Investors in our June 2006 Unit offering discussed above are entitled to have the shares of common stock underlying such securities registered by us under the terms of an agreement between us and the holders of Units consisting of 1 shares of common stock and related warrants. Under the terms of such agreement, we are required to file a registration statement covering the shares of common stock issued as part of the Units as well as the shares of common stock underlying the related warrants by September 17, 2006. The shares of common stock underlying the warrants are not being registered on this registration statement and we have received a waiver from such holders regarding the same.

We are also required to maintain the effectiveness of the registration statement covering such shares of common stock until the earlier of:

•
the date as of which the holders of the convertible note and related warrants may sell all of the shares of common stock covered by such registration statement under Rule 144(k) of the Securities Act, and

•	the date on which the holders of the shares of common stock and related warrants have sold all of the shares of common stock issued or issuable upon and exercise of the related warrants.

On November 29, 2006, we entered into a loan agreement with certain existing and new lenders, pursuant to which we borrowed approximately $164,000 of new funds, and pursuant to which the outstanding debt obligations were amended and restated. Under the loan agreement, the existing lenders received amended and restated convertible promissory notes in the aggregate principal amounts of $537,955 and $264,625, respectively, and the new lender received a convertible promissory note in the aggregate principal amount of $164,000. Under the loan agreement and the notes, each lender may, in its sole and absolute discretion, make additional loans to us, up to an aggregate total of $1,000,000 per lender. Each note bears interest at the rate of eight percent (8%) per annum and is payable on demand. Each note is also convertible into shares of our common stock at a conversion rate equal to the lower of (a) $0.05 per share, and (b) seventy percent (70%) of the three day average of the closing bid price of our common stock immediately prior to conversion; provided, however, that the conversion price may not be less that $0.01 per share under any circumstances. In addition, the note holders cannot convert any principal or interest under the notes to the extent that such conversion would require us to issue shares of our common stock in excess of our authorized and unissued shares of common stock. The notes are secured by a first priority security interest in all of our assets. By their terms, the holder of the notes may not convert the notes to the extent such conversion would cause the holder, together with its affiliates, to have acquired a number of shares of common stock that would exceed 4.99% of our then outstanding common stock. We have has agreed to register the resale of the shares of common stock underlying the convertible notes with the Securities and Exchange Commission under the Securities Act of 1933 upon request of the lenders.

We will bear all registration expenses, other than underwriting discounts and commissions, with respect to the registration statement relating to the shares issued in the June 2006 Unit offering and the shares underlying the convertible notes.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Pacific Stock Transfer Company. Their address is 500 E. Warm Springs Road, Ste. 240, Las Vegas, NV 89119 and their telephone number is (702) 361-3033.

Legal Matters

Spectrum Law Group LLP has given us an opinion relating to the due issuance of the common stock being registered.

Interests of Named Experts and Counsel

Spectrum Law Group, LLP and certain affiliates of Spectrum Law Group, LLP may be issued shares of our common stock from time to time.

Experts

Our financial statements for the years ended October 31, 2006 and 2005 appearing in this prospectus and this registration statement have been audited by Sherb & Co., LLP and Baum & Co., P.A., independent auditors, as set forth in their reports thereon, which contains an explanatory paragraph with respect to the uncertainty surrounding our ability to continue as a going concern, appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing

Changes In Disagreements With Accountants on Accounting and Financial Disclosure

On August 4, 2006, Baum & Company, P.A. resigned as our independent accountants.

The reports of Baum & Company, P.A. on our financial statements for the fiscal years ended October 31, 2004 and 2005 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that the accountant’s reports of Baum & Company, P.A. on our financial statements for the fiscal years ended October 31, 2004 and 2005 stated that we were experiencing difficulty in generating sufficient cash flow to meet our capital requirements and sustain operations, and that these factors raised substantial doubt about our ability to continue as a going concern.

The decision of Baum & Company, P.A. to resign as our independent accountants was neither recommended nor approved by our board of directors, as such decision was made solely by Baum & Company, P.A.

During our fiscal years ended October 31, 2004 and 2005 and the subsequent interim period through August 4, 2006, the date of the resignation of Baum & Company, P.A., we did not have any disagreement with Baum & Company, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During that time, there were no “reportable events” as set forth in Item 304(a)(1)(i-v) of Regulation S-B adopted by the Securities and Exchange Commission, except that the accountant’s reports of Baum & Company, P.A. on our financial statements for the fiscal years ended October 31, 2004 and 2005 stated that we were experiencing difficulty in generating sufficient cash flow to meet our capital requirements and sustain operations, and that these factors raised substantial doubt about our ability to continue as a going concern.

We have provided Baum & Company, P.A. with a copy of this disclosure prior to its filing with the Commission. Baum & Company, P.A. has provided a letter to us, dated August 7, 2006 and addressed to the Commission, which is attached hereto as Exhibit 16.1 and is hereby incorporated herein by reference.

On September 1, 2006, we engaged Sherb & Co., LLP to act as our independent accountants. Before August 4, 2006, the date on which Baum & Company, P.A. resigned as our independent accountants, we had not consulted Sherb & Co., LLP regarding any of the matters specified in Item 304(a)(2) of Regulation S-B.

Available Information

We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act with respect to the shares being offered in this offering. This prospectus does not contain all of the information set forth in the registration statement, certain items of which are omitted in accordance with the rules and regulations of the Commission. The omitted information may be inspected and copied, at prescribed rates, at the public reference facilities maintained by the Commission at Judiciary Plaza, 100 F Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are not necessarily complete, and in each instance where reference is made to the copy of the document filed as an exhibit to the registration statement, each such statement is qualified in all respects by such reference. For further information with respect to our company and the securities being offered in this offering, reference is hereby made to the registration statement, including the exhibits thereto and the financial statements, notes, and schedules filed as a part thereof.

 Bio Solutions Manufacturing Inc.
Consolidated Balance Sheet

April 30,
2007
Assets

Current assets:
Cash	$2,418
Accounts receivable - Affiliated Party
( net of allowance of $67000)	86,482
Inventory	-
Other receivables - related party
( net of allowance of $87,000)	109,404
Total current assets	198,304

Leasehold Improvements and Equipment (net)	608,507

Other Assets
Intangible assets	140,000
Security deposits	5,000
145,000
$951,811

Liabilities and Stockholders' (Deficit)
Current liabilities:
Accounts payable	$457,103
Accrued expenses	149,800
Notes payable - related party	975,718
Total current liabilities	1,582,621

Stockholders' (deficit):
Preferred Stock, no par value 10,000,000 authorized,
none issued and outstanding	-

Common stock, $0.001 par value, 100,000,000 shares
authorized, 45,620,037 shares issued and outstanding	45,620
Additional paid-in capital	5,933,928
Accumulated Deficit	(6,610,358)
Total stockholders' (deficit)	(630,810)

$951,811

The accompanying notes are in integral part of these financial statements.

Bio Solutions Manufacturing Inc.
Consolidated Statements of Operations

	Three Months Ending		Six Months Ending
	April 30,		April 30,
	2007	2006	2007	2006

Revenues - related party	$2,999	$50,807	$21,991	$92,041

Cost of goods sold	9,008	33,521	21,543	60,736

Gross profit	(6,009)	17,286	448	31,305

Expenses:
General and administrative expenses	405,442	484,074	1,469,987	928,381
Total expenses	405,442	484,074	1,469,987	928,381

Net loss from operations before other expenses and provision for income taxes	(411,451)	(466,788)	(1,469,539)	(897,076)

Other income (expenses):
Gain/(loss) sale of debt instrument		(298,073)		(298,073)
Interest expense	(18,881)	(12,020)	(167,510)	(21,159)
	(18,881)	(310,093)	(167,510)	(319,232)

Net loss before provision for income taxes	(430,332)	(776,881)	(1,637,049)	(1,216,308)

Provision for income taxes	-	-	-	-
Net loss	$(430,332)	$(776,881)	$(1,637,049)	$(1,216,308)

Net loss per weighted average share
- basic and diluted	$(0.011)	$(0.041)	$(0.042)	$(0.068)
Weighted average number of shares
- basic and diluted	40,218,239	18,969,365	38,567,218	17,890,960

The accompanying notes are in integral part of these financial statements.

Bio Solutions Manufacturing Inc.
Consolidated Statements of Cash Flows

	Six Months Ending
	April 30,
	2007	2006
Cash flows from operating activities
Net loss	$(1,637,049)	$(1,216,308)
Depreciation and amortization	350,997	76,131
Shares issued for services	1,001,514	723,618
Loss on redemption of debt with stock	-	298,073

Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
changes in assets and liabilities:
Accounts receivable - related party	(19,305)	(75,620)
Inventory	21,051	(5,795)
Prepaid expenses	3,000	-
Refundable deposits	(2,000)	1,779
Other receivable -related parties	(21,500)	-
Accounts payable related party	(111,734)	-
Accounts payable	112,891	93,376
Accrued expenses	44,892	48,964
Net cash (used) by operating activities	(257,243)	(55,782)

Cash flows from investing activities
Purchase of leasehold improvements	(11,250)	-
Net cash (used) by investing activities	(11,250)	-

Cash flows from financing activities
Sale of common stock	-	72,978
Proceeds from related party loans	260,069	(17,540)

Net cash provided by financing activities	260,069	55,438

Net increase (decrease) in cash	(8,424)	(344)
Cash and cash equivalents - beginning	10,842	638
Cash and cash equivalents- ending	$2,418	$294

Supplemental disclosures:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-cash transactions:
Shares issued for services provided	$1,001,514	$76,131

The accompanying notes are in integral part of these financial statements.

BIO SOLUTIONS MANUFACTURING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Six Months Ended April 30, 2007 and 2006
(Unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited interim financial statements of Bio Solutions Manufacturing, Inc. (the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited consolidated financial statements and notes thereto contained in the Company’s Annual Report filed with the SEC on Form 10-KSB, as amended. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the consolidated financial statements which would substantially duplicate the disclosure contained in the audited consolidated financial statements for the fiscal year ended October 31, 2006 as reported in the 10-KSB have been omitted.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company has incurred losses since inception and has negative cash flows from operations. For the years ended October 31, 2006 and 2005, the Company has incurred net losses of $2,739,803 and $1,024,683 and has a stockholders’ deficit of $630,810 as of April 30, 2007. The future of the Company is dependent upon its ability to obtain additional equity or debt financing and upon future successful development and marketing of the Company’s products and services. Management is pursuing various sources of equity and debt financing. Although the Company plans to pursue additional financing, there can be no assurance that the Company will be able to secure such financing or obtain financing on terms beneficial to the Company. Failure to secure such financing may result in the Company’s inability to continue as a going concern and the impairment of the recorded long lived assets.

The Company has laid off its employees at its facility in Mississippi in February 2007 as a result of an ongoing dispute with its exclusive selling agent. Once such disputes are resolved, the Company anticipates selling its biological waste remediation products again. The Company anticipates future losses from operations as a result of this matter.

These financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

NOTE 3 - LOANS PAYABLE

Loans Payable

On November 29, 2006, the Company entered into a loan agreement with certain existing lenders and a new lender, pursuant to which the Company borrowed approximately $164,000 and certain outstanding debt obligations were amended and restated. Under the loan agreement, the existing lenders received amended and restated convertible promissory notes in the aggregate principal amounts of $537,955 and $264,625, respectively, and the new lender received a convertible promissory note in the aggregate principal amount of $164,000. Under the loan agreement and the notes, each lender may, in its sole and absolute discretion, make additional loans to the Company, up to an aggregate total of $1,000,000 per lender. Each note bears interest at the rate of eight percent (8%) per annum and is payable on demand. Each note is also convertible into shares of the Company’s common stock at a conversion rate equal to the lower of (a) $0.05 per share, and (b) seventy percent (70%) of the three day average of the closing bid price of the Company’s common stock immediately prior to conversion, although such conversions may not be less $0.01 per share, in any circumstances. In addition, the note holders cannot convert any principal or interest under the notes to the extent that such conversion would require the Company to issue shares of our common stock in excess of our authorized and unissued shares of common stock. By their terms, the holder of the notes may not convert the notes to the extent such conversion would cause the holder, together with its affiliates, to have acquired a number of shares of common stock that would exceed 4.99% of the Company’s then outstanding common stock.The notes are secured by a first priority security interest in all of the assets of the Company. The Company has agreed to register the resale of the shares of common stock underlying the convertible notes with the Securities and Exchange Commission under the Securities Act of 1933 upon request of the lenders. The Company has recorded an expense of $127,662 attributed the beneficial conversion feature with this loan agreement.

BIO SOLUTIONS MANUFACTURING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Six Months Ended April 30, 2007 and 2006
(Unaudited)

The three note balances as of April 30, 2007 are as follows:

Convertible promissory note bearing interest at 8.0%.	$454,354

Convertible promissory note bearing interest at 8.0%. This note may be repaid via shipment of product to the holder.	$268,694

Convertible promissory note bearing interest at 8.0%.	$163,920

Accrued interest	$88,750
Total	$975,718

Loans Payable - Related Parties

Demand loan bearing interest at 0.0%.	$13,000

Demand loan bearing interest at 0.0%.	$56,250
Total	$69,250

NOTE 4 - EQUITY TRANSACTIONS

Common Stock

The Company issued 4,170,000 shares of common stock during the three months ended January 31, 2007 for services valued at $645,100, at share prices ranging from $0.155 to $0.22 per share, which was at the then market price of the trading stock of the Company.

The Company issued 360,000 shares of common stock during the three months ended January 31, 2007 for services valued at $58,800 to related parties, employees, and the management of the Company, at share prices ranging from $0.155 to $0.165 per share, which was at the then market price of the trading stock of the Company.

The Company issued 1,120,000 shares of common stock during the three months ended April 30, 2007 for services valued at $167,808, at share prices ranging from $0.1 to $0.16 per share, which was at the then market price of the trading stock of the Company.

The Company issued 1,000,000 shares of common stock during the three months ended April 30, 2007 for the purchase of equipment valued at $200,000, or $0.20 per share.

The Company issued 2,000,000 shares of common stock during the three months ended April 30, 2007 for conversion of indebtedness recorded at $100,000, at $0.05 per share, pursuant to the terms of such debt agreement.

There remains $93,664 of such services yet to be expensed for the term of some agreements to render services to the Company.

BIO SOLUTIONS MANUFACTURING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Six Months Ended April 30, 2007 and 2006
(Unaudited)

Stock Options

Effective November 1, 2006, the Company began recording compensation expense associated with stock options and other forms of equity compensation in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payment, as interpreted by SEC Staff Accounting Bulletin No. 107. Prior to November 1, 2006, the Company had accounted for stock options according to the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, and therefore no related compensation expense was recorded for awards granted with no intrinsic value. The Company adopted the modified prospective transition method provided for under SFAS No. 123R, and, consequently, have not retroactively adjusted results from prior periods.

In December 2006, options to purchase an aggregate of 4,000,000 shares of common stock at an exercise price of $0.30 per share were issued to consultants. The options will vest based on the number of gallons of bio-diesel alternative fuel that is converted by the Company’s bio-converter from sites introduced directly or indirectly by the consultant. As the vesting of these options are uncertain, the Company can not value such options until a portion or all of such options have vested based on the achievement of the milestones.

Stock incentive plans

On October 27, 2006, the Company adopted its 2006 Stock Incentive Plan (the “2006 Plan”). The Company is permitted to issue up to 6,000,000 shares of common stock under the Plan in the form of stock options, restricted stock awards, and stock awards to employees, non-employee directors, and outside consultants. As of April 30, 2007, 5,790,000 shares have been issued under the 2006 Plan and no options have been granted.

Warrants

Warrants have been issued for equity raises only for the last years are fully vested.

A summary of the warrant activity of for the six months ended April 30, 2007 is as follows:

			Weighted Average
	Stock Options		Exercise Price
	Outstanding	Exercisable	Outstanding	Exercisable
Balance - October 31, 2006	3,225,000	3,225,000	$0.86	$0.86
Granted Fiscal Year 2007	-	-	-	-
Exercised Fiscal Year 2007	-	-	-	-
Expired Fiscal Year 2007	(475,000)	(475,000)	(1.50)	(1.50)
Balance - April 30, 2007	2,750,000	2,750,000	$0.80	$0.80

There were no warrants issued for the period ended April 30, 2007.

The following table summarizes information about warrants outstanding and exercisable at April 30, 2007:

	Number Outstanding	Weighted- Average Remaining Life in Years	Weighted Average Exercise Price	Number Exercisable
Range of exercise prices:
$0.80	2,750,000	2.42	$0.80	2,750,000

BIO SOLUTIONS MANUFACTURING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Six Months Ended April 30, 2007 and 2006
(Unaudited)

Options

A summary of the non-plan option activity of for the period ended April 30, 2007 is as follows:

Weighted Average
	Stock Options		Exercise Price
	Outstanding	Exercisable	Outstanding	Exercisable
Balance - October 31, 2006	-	-	-	-
Granted Fiscal Year 2007	4,000,000	-	$0.30	-
Exercised Fiscal Year 2007	-	-	-	-
Expired Fiscal Year 2007	-	-	-	-
Balance - April 30, 2007	4,000,000	0	$0.30	$0.86

The following table summarizes information about warrants outstanding and exercisable at April 30, 2007:

	Number Outstanding	Weighted- Average Remaining Life in Years	Weighted Average Exercise Price	Number Exercisable
Range of exercise prices:
$0.30	4,000,000	2.67	$0.30	-

NOTE 5 - RELATED PARTY TRANSACTIONS

The Company has entered into an exclusive ten year selling arrangement with a current stockholder that, along with its affiliates, owns a large portion of the Company’s stock. On March 12, 2004, the Company entered into an exclusive ten year arrangement with Bio Solutions Franchise Corp., which can be extended year to year thereafter, for the sale of the Company’s products. In addition to the requirement that the Company exclusively sell its products through Bio Solutions Franchise Corp., the Company agreed to other conditions, such as the full assumption of warranty risk, staffing of a facility, carrying of inventory, development of new products, training of personnel for technical support, and sharing of costs of brand awareness all for Bio Solutions Franchise Corp.’s selling and marketing efforts. The cost of such product sold shall vary from time to time based on an equal sharing of the costs incurred to produce and sell such products by both parties. During the first two quarters of 2007, the Company only recognized $21,991 in revenue under this selling arrangement, due in part to the strained relationship between the Company and Bio Solutions Franchise Corp.

On November 1, 2006, the Company borrowed $56,250 from a company that is part of a group that is comprised of the largest stockholders of the Company and that is affiliated with the Company’s exclusive distributor and the Company’s landlord.

BIO SOLUTIONS MANUFACTURING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Six Months Ended April 30, 2007 and 2006
(Unaudited)

During the first two quarters of 2007, there were 360,000 shares of common stock issued to related parties, management, and employees of the Company for services rendered. The expense for such shares issued was recorded using the then fair market value of the shares issued.

NOTE 6 - COMMITMENTS & CONTINGENCIES

As additional consideration for the consultants for bio-diesel consulting services, these consultants whom received 2,000,000 shares of common stock, a portion of which vests over time, and 4,000,000 stock options, which are exercisable only upon the achievement of certain milestones noted above, these consultants also will receive a 5% royalty on all sales of bio-diesel alternative fuel from certain bio-diesel producing sites introduced by the consultants.

In February 2007, BSP effected a reduction in force series of layoffs in its Mississippi facility. It also received a letter of resignation from its director of research and development. As of the date hereof, it has ceased production of biological waste remediation products until further notice.

In March 2007, Innovative Industries, LLC, a related party and the owner of the office and warehouse facilities that BSP leases, delivered to the Company a demand for payment of past rent allegedly due under the lease agreement assumed by BSP in March, 2004. The Company denies that it or BSP owes any amounts to Innovative Industries and contends that it has overpaid its obligations under the lease by approximately $16,000. The Company also contends that Innovative Industries materially breached the lease by failing to maintain fire, windstorm, and extended insurance on the leased premises, and as a result of such breach, the Company suffered approximately $86,000 in damages. The Company has delivered demand to Innovative Industries for payment of approximately $102,000. In March 2007, the Company paid $6,400 to Innovative Industries as a good-faith deposit.  Payment of this amount was deemed to not be an admission of liability.  In exchange for this payment, Innovative granted the Company access to the leased premises in order to recover certain equipment of the Companyfrom the leased premises.  In the event that the parties determined that the $6,400 was not owed to Innovative, Innovative would immediately refund that amount, and the corporate counsel for Innovative personally guaranteed that amount.

The Company has commenced an internal investigation into whether one or more employees or consultants of the Company made expenditures of Company funds without management approval or ratification. The Company is also investigating whether the Company’s sole customer, Bio Solutions Franchise Corp., the Company’s landlord, Innovative Industries, or any of their respective principals or affiliates were involved with these expenditures. This investigation is ongoing.

NOTE 7 - SUBSEQUENT EVENTS

On May 1, 2007, we entered into an agreement with Schechter & Co. Limited pursuant to which Schecter will act as our lead financial advisor in seeking to arrange an initial private placement of approximately $30 million of project finance notes to construct a series of 12 bio-diesel production plants at an approximate cost of $2.5 million per plant.

Since April 30, 2007, we have issued 80,000 shares of common stock under the Plan to consultants as compensation for services rendered.

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders
Bio-Solutions Manufacturing, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Bio-Solutions Manufacturing, Inc. as of October 31, 2006, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year ended October 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of October 31, 2006, and the results of its operations and cash flows for the year ended October 31, 2006, in conformity with generally accepted accounting principles in the United States.

The accompanying financial statements have been prepared assuming that Bio-Solutions Manufacturing, Inc. will continue as a going concern. As more fully described in Note 1, the Company has incurred recurring operating losses and will have to obtain additional capital to sustain operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ Sherb & Co., LLP
SHERB & CO, LLP
Certified Public Accountants

New York, New York
March 21, 2007

BAUM & COMPANY, P.A.
Certified Public Accountants
1515 University Drive, Suite 226
Coral Springs, Florida 33071

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Hattiesburg, Mississippi

We have audited the accompanying statements of operations, stockholders' equity (deficit) and cash flows for the year ended October 31, 2005 of Bio Solutions Manufacturing, Inc. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of Bio Solutions Manufacturing Inc. and their cash flows for the year ended October 31, 2005 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company is experiencing difficulty in generating sufficient cash flow to meet its capital requirements and sustain operations, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BAUM & COMPANY, P.A.
BAUM & COMPANY, P.A.
Coral Springs, Florida
February 16, 2006

Bio Solutions Manufacturing Inc.
Consolidated Balance Sheet

October 31,
2006
Assets
Current assets:
Cash	$12,936
Accounts receivable - Affiliated Party
(net of allowance of $67,000)	67,177
Inventory	21,051
Prepaid expenses	3,000
Other receivables - related party
( net of allowance of $87,000)	87,904
Total current assets	192,068

Leasehold Improvements and Equipment (net)	458,990

Other Assets
Intangible assets	140,000
Security deposits	3,000
143,000
$794,058

Liabilities and Stockholders' (Deficit)

Current liabilities:
Accounts payable	$344,212
Accounts payable - related party	111,734
Accrued expenses	104,908
Notes payable - related party	815,649
Total current liabilities	1,376,503

Stockholders' (deficit):
Preferred Stock, no par value 10,000,000 authorized,
none issued and outstanding	-

Common stock, $0.001 par value, 100,000,000 shares
authorized, 36,970,037 shares issued and outstanding	36,970
Additional paid-in capital	4,353,894
Accumulated Deficit	(4,973,309)
Total stockholders' (deficit)	(582,445)
$794,058

The accompanying notes are an integral part of these financial statements.

Bio Solutions Manufacturing Inc.
Consolidated Statements of Operations

	For the years ended
	October 31,
	2006	2005

Revenues - related party	$143,515	$206,085

Cost of goods sold	121,512	136,250

Gross profit	22,003	69,835

Expenses:
General and administrative expenses	2,434,184	1,071,734
Total expenses	2,434,184	1,071,734

Net loss from operations before other expenses and
provision for income taxes	(2,412,181)	(1,001,899)

Other expenses:
Loss on sale of debt instrument	(298,073)	-
Interest expense	(29,549)	(22,784)
	(327,622)	(22,784)

Net loss before provision for income taxes	(2,739,803)	(1,024,683)

Provision for income taxes	-	-
Net loss	$(2,739,803)	$(1,024,683)

Net loss per weighted average share
- basic and diluted	$(0.107)	$(0.063)
Weighted average number of shares
- basic and diluted	25,707,270	16,815,089

The accompanying notes are an integral part of these financial statements.

Bio Solutions Manufacturing Inc.
Consolidated Statements of Stockholders' (Deficit)

	Preferred Stock		Common Stock		Additional		Total
					Paid in	Accumulated	Stockholders'
	Shares	Amount	Shares	Amount	Capital	(Deficit)	(Deficit)

Balance, October 31,2004	-	$-	14,465,243	$14,465	$634,717	$(1,208,823)	$(559,641)

Debt converted for shares			1,543,985	1,544	384,452		385,996

Shares and warrants issued for cash			575,000	575	279,425		280,000

Shares issued for services			315,000	315	86,060		85,375

Net loss						(1,024,683)	(1,024,683)

Balance, October 31, 2005	-	-	16,899,228	16,899	1,383,654	(2,233,506)	(832,953)

Debt converted for shares			1,078,752	1,079	341,994		343,073

Shares and warrants issued for cash, net			2,500,000	2,500	817,500		820,000

Shares issued for services			6,028,991	6,029	1,585,947		1,591,976

Shares issued for Bio-Extraction
acquisition - related party			10,000,000	10,000	79,395		89,395

Shares issued for share restriction
agreement			463,066	463	145,404		145,867

Net loss						(2,739,803)	(2,739,803)

Balance, October 31, 2006	-	$-	36,970,037	$36,970	$4,353,894	$(4,973,309)	$(582,445)

The accompanying notes are an integral part of these financial statements.

Bio Solutions Manufacturing Inc.
Consolidated Statements of Cash Flows

	For the years ended
	October 31,
	2006	2005
Cash flows from operating activities
Net loss	$(2,739,803)	$(1,024,683)
Shares issued for services	1,591,976	77,925
Shares issued for share restriction agreement	145,867	-
Depreciation and amortization	124,091	196,357
Reserve for allowance for doubtful accounts	154,000	-
Loss on sale of debt instrument	298,073	-

Adjustments to reconcile net (loss) to
net cash (used) by operating activities:
changes in assets and liabilities:
Accounts receivable - related party	(85,495)	(48,682)
Inventory	(3,719)	7,871
Prepaid expenses	2,335	(5,335)
Other receivable -related parties	(174,904)	-
Accounts payable	(10,831)	(89,849)
Accrued expenses	104,908	-
Net cash (used) by operating activities	(593,502)	(886,396)

Cash flows from investing activities
Purchase of leasehold improvements	(224,150)	-
Net cash (used) by investing activities	(224,150)	-

Cash flows from financing activities
Sale of common stock, net	820,000	287,450
Proceeds related party loans (net of repayments)	140,811	(55,000)
Repayments loans other	(131,205)	583,018
Bank overdraft	-	4,987
Net cash provided by financing activities	829,606	820,455

Net increase (decrease) in cash	11,954	(65,941)
Cash and cash equivalents - beginning	982	66,923
Cash and cash equivalents- ending	$12,936	$982

Supplemental disclosures:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-cash transactions:
Shares issued for services provided	$1,591,976	$77,925
Shares issued for share restriction agreement	145,867	-
Stock for debt	343,073	385,996
Assets and Liabilities of Bio-Extraction acquired for shares issued:
Cash	$4,234
Inventory	600
Intangibles	140,000	-
Equipment - net	10,833	-
Accounts payables	66,272	-

The accompanying notes are an integral part of these financial statements.

BIO SOLUTIONS MANUFACTURING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended OCTOBER 31, 2006 and 2005

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business and History of Company

Bio Solutions Manufacturing, Inc. (the “Company”) is a provider of waste bioremediation services. The Company operates through two wholly-owned subsidiaries, Bio Solutions Production, Inc. (“BSP”), a developer and manufacturer of biological waste remediation products which are used by municipal collection systems and food service facilities, and Bio-Extraction Services, Inc. (“BESI”), a development stage company acquired to focus on the production and sale of biodiesel fuel. The Company’s biological waste remediation products are sold throughout the United States through its exclusive selling agent.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Going concern contemplates the realization of assets and the satisfaction of liabilities in the normal course of business over a reasonable length of time. The Company has incurred losses since inception and has negative cash flows from operations. For the years ended October 31, 2006 and 2005, the Company has incurred net losses of $2,739,803 and $1,024,683 and has a stockholders’ deficit of $582,445 as of October 31, 2006. The future of the Company is dependent upon its ability to obtain additional equity or debt financing and upon future successful development and marketing of the Company’s products and services. Management is pursuing various sources of equity and debt financing. Although the Company plans to pursue additional financing, there can be no assurance that the Company will be able to secure such financing or obtain financing on terms beneficial to the Company. Failure to secure such financing may result in the Company’s inability to continue as a going concern and the impairment of the recorded long lived assets.

The Company has laid off its employees at its facility in Mississippi in February 2007 as a result of an ongoing dispute with its exclusive selling agent. See Note 9. Once such disputes are resolved, the Company anticipates selling its biological waste remediation products again. The Company anticipates future losses from operations as a result of this matter.

These financial statements do not include any adjustments relating to the recoverability and classifications of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, BSP and BESI. Significant inter-company accounts and transactions have been eliminated.

Variable Interest Entity - Bio-Solutions Franchise Corp.

Based on the cost sharing arrangement for determining the selling price of the products the Company sells to its exclusive selling agent, Bio-Solutions Franchise Corp. (“BSFC”) (see Note 9) and that the Company believes that there are common ownership issues with the stockholders of the Company and BSFC, the Company believes that BSFC could be considered a variable interest entity. The acquisition of BESI and the related issuance of the Company’s common stock to these related parties further enhance common ownership matters. The Company has not been able to obtain not audited records of BSFC nor does it have have access to such financial records, hence the Company is not able to provide any financial information with regards to BSFC, pursuant to FIN 46R - Consolidation of Variable Interest Entities. The disclosure requirements under FIN 46R could require a consolidation of such variable interest entity and/or the disclosure of the size, purpose, and activities of such variable interest entity and financial amounts at risk. Management of the Company believes the consolidation of BSFC will not erode the asset base of the Company, as it believes that BSFC is merely a marketing company with little financial risks, other than payroll. The Company believes the terms of the selling agreement has encumbered the Company with most of the financial burden of risks, and accordingly, the consolidation of BSFC would not change the balance sheet much, although the Company’s management is not certain.

BIO SOLUTIONS MANUFACTURING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended OCTOBER 31, 2006 and 2005
Reclassifications

Certain amounts in the consolidated financial statements of the prior year have been reclassified to conform to the presentation of the current year for comparative purposes.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Allowance for Doubtful Accounts

The Company records a bad debt expense/allowance based on management’ estimate of uncollectible accounts. All outstanding accounts receivable accounts and other receivables are reviewed for collectibility on an individual basis and will be fully written off once management has exhausted all available collection efforts. The bad debt expense recorded for the years ended October 31, 2006 and October 31, 2005 was $154,000 and $0, respectively

Inventories

Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method for raw materials, work-in-progress, and the specific identification method for finished goods.

Leasehold Improvements and Equipment

Leasehold improvements and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance, and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

The Company depreciates its property and equipment under the straight-line method as follows:

Furniture	5 years
Office equipment	5 years
Machinery and equipment	5 years
Leasehold improvements	10 years

Long Lived Assets

In August 2001, SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” was issued establishing new rules and clarifying implementation issues with SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of,” by allowing a probability weighted cash flow estimation approach to measure the impairment loss of a long-lived asset. The statement also established new standards for accounting for discontinued operations. Transactions that qualify for reporting in discontinued operations include the disposal of a component of an entity’s operations that comprises operations and cash flow that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the entity. The Company believes that, at October 31, 2006, no such impairments exist.

BIO SOLUTIONS MANUFACTURING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended OCTOBER 31, 2006 and 2005

Revenue Recognition

Sales are recorded at the time title passes to the customer, which, based on shipping terms, generally occurs when the product is shipped to the customer. Based on prior experience, the Company reasonably estimates its sales returns and warranty reserves and are recorded when such reserve estimates are required. Due to the low volume of sales, there currently are no such reserve recorded for sales returns or warranty reserves. Sales are presented net of discounts and allowances.

Shipping and Handling Costs

Shipping and handling costs are included in cost of sales in the accompanying consolidated statements of operations. Such costs for the fiscal 2006 were $931.

Advertising Expenses

The Company expenses the cost of advertising in the period in which the advertising takes place. The Company incurs minimal advertising expenses, primarily due to the exclusive selling agreement with BSFC. Advertising expenses for the year ended October 31, 2006 and October 31, 2005 was $302 and $125, respectively.

Stock-Based Employee Compensation

The Company accounted for stock-based compensation plans utilizing the provisions of Accounting Principles Board Opinion No. 25 (APB 25), “Accounting for Stock Issued to Employees” and the Financial Accounting Statement of Financial Accounting Standards No. 123 and No. 148 (SFAS 123 and SFAS 148), “Accounting for Stock-Based Compensation”. Under SFAS 123, the Company will continue to apply the provisions of APB 25 to its stock-based employee compensation arrangements, and is only required to supplement its financial statements with additional pro-forma disclosures. The Company did not issue any options or warrants for compensation in the last two fiscal years. All shares issued for services have been valued at market value and the related value has been expensed accordingly.

Effective November 1, 2006 (the first day of our 2007 fiscal year), the Company adopted SFAS 123R. Under the application, the Company is required to record compensation expense for all awards granted after the date of adoption and for the unvested portion of previously granted awards that remain outstanding at the date of adoption. Per the provisions of SFAS 123R, the Company has adopted the policy to recognize compensation expense on a straight-line attribution method.

SFAS 123R eliminates the alternative to use the intrinsic value methods of accounting that was provided in SFAS 123, which generally resulted in no compensation expense recorded in the financial statements related to the issuance of stock options. SFAS 123R requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. SFAS 123R establishes fair value as the measurement objective in accounting for share-based payment transactions with employees.

Concentration of Credit Risk

The Company does not believe that it is subject to any unusual or significant risks in the normal course of business, aside from the exclusive selling arrangement noted elsewhere. The Company does at times have cash in excess of the federal insurable limits. The Company has only one customer for its BSP products, which is Bio Solution Franchise Corp., a related party which resells product primarily to its franchisees. There is a selling restriction on selling such products to any other customers due to a ten year agreement, as further discussed in Note 9.

BIO SOLUTIONS MANUFACTURING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended OCTOBER 31, 2006 and 2005

Income Taxes

The Company accounts for its income taxes under the provisions of Statement of Financial Accounting Standards 109 (“SFAS 109”). The method of accounting for income taxes under SFAS 109 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Net Loss Per Share

The Company adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings Per Share” (“EPS”) that established standards for the computation, presentation and disclosure of earnings per share, replacing the presentation of Primary EPS with a presentation of Basic EPS. Common stock equivalents attributed to the 3,225,000 warrants outstanding have not been included in the EPS calculation as the inclusion of such warrants would be anti-dilutive.

Accounting Estimates

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used. The reserves on the Company’s related party receivables could change in the near future.

Fair Value of Financial Instruments

Pursuant to SFAS No. 107, “Disclosures About Fair Value of Financial Instruments,” the Company is required to estimate the fair value of all financial instruments included on its balance sheet as of October 31, 2006. The Company considers the carrying value of accounts receivable, net of reserves, accounts payable and accrued expenses in the financial statements to approximate their face value. The Company has not made an evaluation of the fair value of the recorded related party assets and liabilities.

Recent Accounting Pronouncements

FASB 154 - Accounting Changes and Error Corrections

In May 2005, the FASB issued FASB Statement No. 154, which replaces APB Opinion No.20 and FASB No. 3. This Statement provides guidance on the reporting of accounting changes and error corrections. It established, unless impracticable retrospective application as the required method for reporting a change in accounting principle in the absence of explicit transition requirements to a newly adopted accounting principle. The Statement also provides guidance when the retrospective application for reporting of a change in accounting principle is impracticable. The reporting of a correction of an error by restating previously issued financial statements is also addressed by this Statement. This Statement is effective for financial statements for fiscal years beginning after December 15, 2005. Earlier application is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date the Statement is issued. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

FASB 155 - Accounting for Certain Hybrid Financial Instruments

In February 2006, the FASB issued FASB Statement No. 155, which is an amendment of FASB Statements No. 133 and 140. This Statement (a) permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, (b) clarifies which interest-only strip and principal-only strip are not subject to the requirements of Statement 133, (c) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, (d) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, (e) amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This Statement is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of this Statement is permitted as of the beginning of an entity’s fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. Management believes this Statement will have no impact on the financial statements of the Company once adopted.

BIO SOLUTIONS MANUFACTURING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended OCTOBER 31, 2006 and 2005
FIN 48 - Accounting for Uncertainty in Income Taxes

In July 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”). FIN 48 contains a two step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. This provision is effective for fiscal years beginning after December 15, 2006, which will be the Company’s fiscal year 2008. The Company is evaluating the impact, if any; the adoption of this statement will have on its results of operations, financial position, or cash flows. Given the Company’s substantial loss carry-forward, it does not, in the near term, expect to have any impact of the Company’s tax position with the adoption of FIN 48.

FASB 157 - Fair Value Measurements

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurements.” SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements, rather it applies under existing accounting pronouncements that require or permit fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, which will be the Company’s fiscal year 2009. The Company is currently evaluating the impact of SFAS No. 157 on its financial statements.

SAB 108 - Considering the Effects of Prior Year Misstatements in Current Year Financial Statements

In September 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 108 (SAB 108) “Considering the Effects of Prior Year Misstatements in Current Year Financial Statements.” SAB 108 provides guidance on quantifying financial statement misstatements, including the effects of prior year errors on current year financial statements. SAB 108 is effective for fiscal years beginning after November 15, 2006, which will be the Company’s fiscal year 2008.

NOTE 2 - ACQUISITION OF BIO-EXTRACTION SERVICES, INC. - RELATED PARTY

On June 30, 2006, the Company acquired 100% of the outstanding shares of Bio Extraction Services, Inc., a company engaged in bio-fuel technology, from Bio Solutions Franchise Corp. (an affiliated entity and the Company’s sole customer) for 10,000,000 shares of the Company’s common stock. The Company acquired certain intangibles amounting to $140,000, and a nominal amount of other assets and assumed certain payables amounting to $66,000. The transaction has been accounted for as a purchase acquisition under common control. The issuance of the 10,000,000 shares of common stock was recorded based on the net acquired net assets at the historical cost basis. The transaction was considered to be common control as Bio Solutions Franchise Corp. and its majority stockholders also collectively are the largest stockholders of the Company. In addition, Bio Solutions Franchise Corp. is the sole customer of the Company’s BSP products.

BIO SOLUTIONS MANUFACTURING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended OCTOBER 31, 2006 and 2005

The assets and liabilities as of June 30, 2006, acquired of Bio Extraction Services, Inc. for the issuance of stock is as follows:

Cash	$4,234
Inventories	600
Equipment, net	10,833
Intangibles	140,000
Total assets	$155,667

Accounts payable	$66,272
Net equity acquired	89,395
Total liabilities & equity	$155,667

Bio Extraction Services, Inc. is a newly formed enterprise, and there were no sales to date since inception (December 7, 2005). Bio Extraction Services, Inc. lost approximately $40,000 from operations since inception to the date of the acquisition, and the pro-forma loss of the Company as if Bio-Extraction had been included with the operations of the Company since inception would increase by such $40,000 loss to approximately $2,800,000 for the year ended October 31, 2006.

NOTE 3 - INVENTORIES

Inventories at October 31, 2006 consists of the following;

Finished goods	$6,928
Raw materials	14,123
$21,051

NOTE 4 - LEASEHOLD IMPROVEMENTS AND EQUIPMENT

At October 31, 2006, property and equipment consisted of the following:

Description	Amount

Office furniture and equipment	$26,500
Machinery and equipment	449,573
Leasehold improvements	342,213

818,286
Less: accumulated depreciation	(359,296)

Property and equipment, net	$458,990

Depreciation expense charged to operations totaled $82,424 and $71,357 in 2006 and 2005, respectively.

BIO SOLUTIONS MANUFACTURING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended OCTOBER 31, 2006 and 2005

NOTE 5 - LOANS PAYABLE

Loans Payable - Related Parties

Convertible demand loan bearing interest at 7.5%. The principal and accrued interest on the convertible loan is convertible, at the holder’s option, into shares of the Company’ common stock at a conversion rate of $0.25 per share. Since October 31, 2006, this note has been amended and restated. See Note 12.	$537,954

Convertible demand loan bearing interest at 5.0%. The principal and accrued interest on the convertible loan is convertible, at the holder’s option, into shares of the Company’ common stock at a conversion rate of $0.25 per share. This loan may be repaid via shipment of product to the holder. Since October 31, 2006, this note has been amended and restated. See Note 12.	$264,695

Demand loan bearing interest at 0.0%.	$13,000

Total	$815,649

NOTE 6 - INTANGIBLE ASSETS

The Company, as a result of the acquisition of manufacturing assets of Bio-Solutions International, Inc., had a step in value of its capitalized product formulas. Upon inception of the Company, a value of $50,000 was assigned to these assets as a result of a purchase from the outside party exclusively producing the product. Over the years, various costs for research and developments have been expensed to operations. Additionally, many new reformulations of the product have occurred and new products have been developed. As a result of the reorganization in March 2004, based on the consideration a value of $250,000 was assigned to the product formulation. It has been ascertained, that the stated value of $250,000 for the product formulation will be amortized over two years. The amortization expense for the year ending October 31, 2006 and 2005 was $41,667 and $125,000 for each year, respectively. The recorded value of this intangible at October 31, 2006 is $-0-.

As a result of the acquisition of Bio-Extraction Services, Inc. in June 2006, the Company acquired certain technologies and provisional patent applications valued at $140,000. Amortization has not been commenced as such technologies and provisional patent applications have yet to be placed in service. Once such intangibles are placed in service, the Company expects to amortize such costs over 17 years, or $8,235 per year.

NOTE 7 - EQUITY TRANSACTIONS

Preferred Stock

As of October 31, 2006, the Company had authorized 10,000,000 shares of preferred stock, none of which were issued or outstanding.

The shares of preferred stock may be issued from time to time in one or more series. The Company’s board of directors is expressly authorized to provide for the issue of all or any of the shares of the preferred stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be adopted by the board of directors and as may be permitted by law.

BIO SOLUTIONS MANUFACTURING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended OCTOBER 31, 2006 and 2005

Common Stock

As of October 31, 2006, the Company had authorized 100,000,000 shares of common stock, of which 36,970,037 were issued and outstanding. The holders of the Company’s common stock are entitled to one vote per share of common stock held.

During fiscal 2005, the following equity transactions occurred:

The Company had $385,996 in debts converted into 1,543,985 shares of common stock during the year at a share price of $0.25, which was at the then market price of the trading stock of the Company.

The Company raised $280,000 in cash for the issuance of 575,000 shares of common stock during the year at share prices ranging from $0.25 to $0.50 per share and 175,000 two year warrants at exercise prices ranging from $.75 to $1.50 per share.

The Company issued 315,000 shares of common stock during the year for services valued at $85,375, at share prices ranging from $0.21 to $0.65 per share, which was at the then market price of the trading stock of the Company.

During fiscal 2006, the following equity transactions occurred:

In June 2006, the Company issued 2,500,000 shares of common stock for cash totaling $1,000,000. The Company also issued 2,500,000 common stock purchase warrants with an exercise price of $.80 per share in connection with this issuance. The investment banker received $70,000 in commissions and 250,000 shares of common stock. In addition, a related party received a finder’s fee of $75,000, and an unrelated party received 250,000 common stock purchase warrants with an exercise price of $0.80 per share as a finder’s fee. The net proceeds of this offering to the Company after the payment of commissions, fees, and other expenses totaling $180,000 of the offering were approximately $820,000.

In June 2006, the Company acquired 100% of the outstanding shares of Bio Extraction Services, Inc., a company engaged in bio-fuel technology, from Bio Solutions Franchise Corp. (an affiliated entity and the Company’s sole customer) for 10,000,000 shares of the Company’s common stock. The transaction has been accounted for as a purchase acquisition under common control. The issuance of the 10,000,000 shares of common stock was recorded based on the net acquired net assets at the historical cost basis.

The Company had $127,500 in debts converted into 1,078,752 shares of common stock, net of $82,500 of debts and 150,000 shares rescinded for reinstated debts converted in 2005, during the year at a share price of $0.25. Another $298,073 of expense was recorded on a portion of these debts acquired from related parties converted in fiscal 2006 into equity to reflect the market value of the stock issued for such debts, which was at the then market price of the trading stock of the Company.

The Company issued 4,594,614 shares of common stock during the year for services valued at $1,336,105, at share prices ranging from $0.17 to $0.42 per share, which was at the then market price of the trading stock of the Company. There remains $272,928 of such services yet to be expensed for the term of some agreements to render services to the Company.

The Company issued 1,434,377 shares of common stock during the year for services valued at $528,799 to related parties, employees, and the management of the Company, at share prices ranging from $0.36 to $0.58 per share, which was at the then market price of the trading stock of the Company.

During the second quarter of 2006, the Company issued 463,066 shares of common stock to related parties and former officers of the Company in consideration for their agreement to enter into share lock-up agreements. These shares were recorded at their value of $145,867 or $0.35 per share, which was at the then market price of the trading stock of the Company.

BIO SOLUTIONS MANUFACTURING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended OCTOBER 31, 2006 and 2005

Warrants

Warrants have been issued for equity raises only for the last years. Warrants issued before October 31, 2005 were issued for services and are fully vested.

A summary of the warrant activity of for the years ended October 31, 2006 and 2005 is as follows:

			Weighted Average
	Stock Options		Exercise Price
	Outstanding	Exercisable	Outstanding	Exercisable
Balance - October 31, 2004	450,000	450,000	$1.50	$1.50
Granted Fiscal Year 2005	175,000	175,000	0.86	0.86
Exercised Fiscal Year 2005	-		-
Canceled Fiscal Year 2005	-		-
Balance - October 31, 2005	625,000	625,000	1.32	1.32
Granted Fiscal Year 2006	2,750,000	2,750,000.80		.80
Exercised Fiscal Year 2006	-		-
Expired Fiscal Year 2006	(150,000)	(150,000)	(.75)	(.75)
Balance - October 31, 2006	3,225,000	3,225,000	$ 0.86	$ 0.86

Information, at date of issuance, regarding warrants for the year ended October 31, 2006:

	Shares	Weighted Average Exercise Price	Weighted Average Fair Value
Year ended October 31, 2006:
Exercise price exceeds market price	-	-	-
Exercise price equals market price	2,750,000	$$0.80	$0.24
Exercise price is less than market price	-	-	-

The following table summarizes information about warrants outstanding and exercisable at October 31, 2006:

	Number Outstanding	Weighted- Average Remaining Life in Years	Weighted Average Exercise Price	Number Exercisable
Range of exercise prices:
$0.80	2,750,000	2.67	$0.80	2,750,000
$1.50	475,000.25		$1.50	475,000

Stock incentive plans

On April 19, 2002, the Company adopted the Bio Solutions Manufacturing Inc. (formerly Single Source Financial Services Corporation) 2002 Omnibus Securities Plan (the “2002 Plan”). Under the plan, the Company may grant options or issue stock to selected employees, directors, and consultants for up to 30,000 shares. The exercise price of each option is at the discretion of the Board of Directors but can not be less than 85% of the fair market value of a share at the date of grant (100% of fair market value for 10% stockholders). The vesting period of each option granted is also at the discretion of the Board of Directors, but each option granted shall vest at a rate of no less than 20% per year from date of grant.

BIO SOLUTIONS MANUFACTURING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended OCTOBER 31, 2006 and 2005

In August 2005, the number of shares under the 2002 Plan was increased by 3,000,000 and 400,000 shares were issued under the 2002 Plan. In January 2006, the 3,000,000 increase was reaffirmed and ratified by the Board of Directors when technical deficiencies in the registration statement registering the shares of stock issuable under the 2002 Plan were corrected. As of October 31, 2006, the total authorization is 3,030,000 shares, 2,539,941 shares have been issued under the 2002 Plan and no options have been granted.

On October 27, 2006, the Company adopted its 2006 Stock Incentive Plan (the “2006 Plan”). The Company is permitted to issue up to 6,000,000 shares of common stock under the Plan in the form of stock options, restricted stock awards, and stock awards to employees, non-employee directors, and outside consultants. As of October 31, 2006, 2,440,000 shares have been issued under the 2006 Plan and no options have been granted.

NOTE 8 - INCOME TAXES

The provisions for income taxes for the year ended October 31, 2006 consisted of the following:

Provision benefit for income taxes	$932,000
at statutory federal rate,
Valuation Allowance	(932,000)
Net Income Tax Provision	$-

The reported provision for income taxes differs from the amount computed by applying the statutory U.S. federal income tax rate of 34% to the loss before income taxes as follows:
October 31, 2006
Federal income taxes at statutory rate	34%
State tax rate, net of federal income tax	3
Valuation Allowance	(37)
Effective income tax rate	0%

Due to net operating losses and the uncertainty of realization, no tax benefit has been recognized for operating losses. The Company’s ability to utilize its net operating loss carry forwards is uncertain and thus a valuation reserve has been provided against the Company’s net deferred tax assets.

The Company has not filed their federal or state income tax returns for several years.

At October 31, 2006, the Company has unused net operating losses of approximately $3,000,000 (which will begin expiring in 2019 through 2026) that may be applied, against future taxable income.

Due to the changes in ownership over the years for the various acquisitions, debt conversions and equity financings, the Company may have triggered a Section 382 limitation on the utilization of such net operating loss carryforwards. The Company has not performed such an evaluation to determine whether the net operating loss carryforwards have been limited.

NOTE 9 - RELATED PARTY TRANSACTIONS

The Company has extensive amounts of related party transactions, some of which are currently being disputed by current management.

BIO SOLUTIONS MANUFACTURING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended OCTOBER 31, 2006 and 2005

The Company has entered into an exclusive ten year selling arrangement with a current stockholder that, along with its affiliates, owns a large portion of the Company’s stock. On March 12, 2004, the Company entered into an exclusive ten year arrangement with Bio Solutions Franchise Corp., which can be extended year to year thereafter, for the sale of the Company’s products. In addition to the requirement that the Company exclusively sell its products through Bio Solutions Franchise Corp., the Company agreed to other conditions, such as the full assumption of warranty risk, staffing of a facility, carrying of inventory, development of new products, training of personnel for technical support, and sharing of costs of brand awareness all for Bio Solutions Franchise Corp.’s selling and marketing efforts. The cost of such product sold shall vary from time to time based on an equal sharing of the costs incurred to produce and sell such products by both parties.

Primarily as a result of the above selling arrangement and other transactions, the Company has recorded approximately $300,000 of related party accounts receivables and related party other receivables, which a $154,000 allowance for doubtful accounts has been recorded. A reserve has been recorded primarily due to the strained relationship with these related parties and collectibility is not assured, although is being pursued.

The Company has entered into a lease arrangement, detailed further under Note 9, with a limited liability company that is part of a group that collectively are the largest stockholders of the Company. There are current disputes as to the monies owed and paid under such lease, including capital repairs that the Company made on behalf of the landlord.

On June 30, 2006, the Company acquired 100% of the outstanding shares of Bio Extraction Services, Inc., a company engaged in bio-fuel technology, from Bio Solutions Franchise Corp. (an affiliated entity and the Company’s sole customer) for 10,000,000 shares of the Company’s common stock. The Company acquired certain intangibles amounting to $140,000, and a nominal amount of other assets and assumed certain payables amounting to $66,000. The transaction has been accounted for as a purchase acquisition under common control. The issuance of the 10,000,000 shares of common stock was recorded based on the net acquired net assets at the historical cost basis. The transaction was considered to be common control as Bio Solutions Franchise Corp. and its majority stockholders also collectively are the largest stockholders of the Company. In addition, Bio Solutions Franchise Corp. is the sole customer of the Company’s BSP products.

During 2006 and 2005, there were 1,434,377 and 165,000 shares of common stock issued, respectively, to related parties, management and employees of the Company for services rendered. The expense for such shares issued was recorded using the then fair market value of the shares issued.

Certain majority lenders to the Company who have advanced funds to the Company and subsequently formalized all of such advances with executed notes (see Note 12) also may own shares in the Company and have received fees in cash and shares for other services rendered during the year. One such lender has rendered consulting services to the Company during 2005 and 2006. As of October 31, 2006, there was $111,734 due to this individual.

NOTE 10 - LEASE COMMITMENTS

Effective March 1, 2004, BSP assumed the net, net, lease for office and warehouse facilities in Hattiesburg, Mississippi for BSP for a term expiring in May 2007. Rent expense for the year ending October 31, 2006 and October 31, 2006 was $36,000. Future minimum annual rentals are $12,000 in 2007. The leased facilities are owned by a limited liability company that is a related party. A dispute has arisen with the landlord regarding the amounts owed under the lease. See Note 11.

NOTE 11 - SEGMENT REPORTING

During 2006, the Company has two reportable segments through two wholly-owned subsidiaries, BSP, a developer and manufacturer of biological waste remediation products which are used by municipal collection systems and food service facilities ( cleaning division ), and the newly acquired BESI entity, a development stage company acquired to focus on the production and sale of biodiesel fuel ( biodiesel division ). The general and administrative expenses of the parent public company are recorded on the books of BSP. During 2005, there was only one reportable segment, hence no 2005 amounts are being presented.

BIO SOLUTIONS MANUFACTURING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended OCTOBER 31, 2006 and 2005

Financial Data for 2006:

	BioDiesel Division	Cleaning Division including parent company expenses
Revenues	$-	$143,515
Interest expense	-	29,549
Net loss	138,577	2,601,226

Long lived assets	159,586	439,404
Capital expenditures	-	224,150
Total assets	168,490	625,568
Long term debt	-	-

NOTE 12 - SUBSEQUENT EVENTS

On November 29, 2006, the Company entered into a loan agreement with certain existing related party lenders and a new lender, pursuant to which the Company borrowed approximately $164,000 and certain outstanding debt obligations were amended and restated. Under the loan agreement, the existing lenders received amended and restated convertible promissory notes in the aggregate principal amounts of $537,955 and $264,625, respectively, and the new lender received a convertible promissory note in the aggregate principal amount of $164,000. Under the loan agreement and the notes, each lender may, in its sole and absolute discretion, make additional loans to the Company, up to an aggregate total of $1,000,000 per lender. Each note bears interest at the rate of eight percent (8%) per annum and is payable on demand. Each note is also convertible into shares of the Company’s common stock at a conversion rate equal to the lower of (a) $0.05 per share, and (b) seventy percent (70%) of the three day average of the closing bid price of the Company’s common stock immediately prior to conversion, although such conversions may not be less $0.01 per share, in any circumstances. An expense of $127,662 will be recorded in the first quarter of fiscal 2007, attributed the beneficial conversion feature with this loan agreement. The notes are secured by a first priority security interest in all of the assets of the Company. The Company has agreed to register the resale of the shares of common stock underlying the convertible notes with the Securities and Exchange Commission under the Securities Act of 1933 upon request of the lenders.

In February 2007, BSP effected a reduction in force series of layoffs in its Mississippi facility. It also received a letter of resignation from its director of research and development. As of the date hereof, it has ceased production of biological waste remediation products until further notice.

In March 2007, Innovative Industries, LLC, a related party and the owner of the office and warehouse facilities that BSP leases, delivered to the Company a demand for payment of past rent allegedly due under the lease agreement assumed by BSP in March, 2004. The Company denies that it or BSP owes any amounts to Innovative Industries and contends that it has overpaid its obligations under the lease by approximately $16,000. The Company also contends that Innovative Industries materially breached the lease by failing to maintain fire, windstorm, and extended insurance on the leased premises, and as a result of such breach, the Company suffered approximately $86,000 in damages. The Company has delivered demand to Innovative Industries for payment of approximately $102,000. As of this time, neither Innovative nor the Company has commenced any legal action with respect to this dispute.

BIO SOLUTIONS MANUFACTURING, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Years Ended OCTOBER 31, 2006 and 2005

The Company has commenced an internal investigation into whether one or more employees or consultants of the Company made expenditures of Company funds without management approval or ratification. The Company is also investigating whether the Company’s sole customer, Bio Solutions Franchise Corp., the Company’s landlord, Innovative Industries, or any of their respective principals or affiliates were involved with these expenditures. This investigation is ongoing.

Until _______, 2007, 25 days after commencement of the offering, all dealers that buy, sell or trade shares, whether or not participating in this offering, may be required to deliver a prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

BIO SOLUTIONS MANUFACTURING, INC.

16,100,000 Shares

PROSPECTUS

___________________ __, 2007

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

Article Six of our Articles of Incorporation eliminates the personal liability of the directors to us or our shareholders for damages for any breach of duty. Such personal liability is not eliminated if a judgment or other final adjudication adverse to the director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that he violated certain provisions of New York law. The provisions of New York establish director liability for voting for or concurring in the declaration of improper dividends, improper purchases of our Common Stock, certain improper distributions of assets to shareholders and improper loans.

Article Six of our Bylaws provide that we will indemnify officers and directors except in relation to matters as to which they shall be finally adjudicated to be liable for negligence or misconduct in the performance of duty.

The indemnification provisions in the Bylaws may be sufficiently broad to permit indemnification of our officers and directors for liabilities arising under the Securities Act. However, we are aware that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and therefore unenforceable.

Item 25. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses to be incurred by us in connection with the issuance and distribution of all shares being registered. All such expenses are estimated except for the SEC registration fee.

Description of Expense	Amount ($)

SEC registration fee	$65
Printing expenses	5,000
Fees and expenses of counsel for the Company	25,000
Fees and expenses of accountants for Company	12,500
Miscellaneous	10,000

Total:	52,566

Item 26. Recent Sales of Unregistered Securities

In September, 2004, the Company issued 50,000 shares of common stock to an individual for the sum of $50,000. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

In November 2004, the Company issued 300,000 shares of common stock to a creditor at $0.25 per share in exchange for the cancellation of debt of $75,000, under the terms of a Debt Conversion Agreement. We relied on the exemption from registration provided by Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

In November, 2004, the Company issued 150,000 shares of common stock together with warrants to acquire an additional 150,000 shares, at $0.75 per share for a two year period, to an investor for the sum of $75,000. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

In November, 2004, the Company issued 300,000 shares of common stock for $130,000 to an investor. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

In December, 2004, the Company issued a total of 1,243,985 shares of Common Stock to three creditors at $0.25 per share in exchange for the cancellation of debt totaling $310,996, under the terms of a Debt Conversion Agreement. We relied on the exemption from registration provided by Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

In January, 2005, the Company issued 25, 000 shares of common stock together with warrants to acquire an additional 25,000 shares, at $1.50 per share for a two year period, to an investor the sum of $25,000. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

In January, 2005, the Company issued 100,000 shares of common stock to an investor for the sum of $50,000 advanced to the Company in September, 2004. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

In January, 2005, the Company issued 300,000 shares of common stock to an investor for the sum of $130,000 advanced to the Company in September, 2004. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

In February, 2005, the Company issued 25,000 shares of common stock to an investor for the sum of $25,000, plus, for a period of 2 years from the date of issue, the right to purchase an additional 25,000 shares of common stock at a price equal to $1.50 per share. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

On May 27, 2005, the Company authorized the issue of 25,000 shares of restricted common stock to C.A. Reddy for his becoming a member of the Company’s Technical Advisory Board. These shares were issued on September 19, 2005. Commencing September, 2005, C.A. Reddy was to be issued an additional 25,000 restricted shares quarterly until a total of an additional 100,000 shares have been issued. To date, 75,000 shares have been issued. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

On June 15, 2005, the Company authorized the issue of 10,000 shares of restricted common stock to Patric Rippstein for consulting services to be provided to the Company for business strategy consulting services including the establishing a business plan, model and growth strategy. The shares were issued on August 1, 2005. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

On June 15, 2005, the Company authorized the issue of 25,000 shares of restricted common stock to Jochen Staiger for consulting services to be provided to the Company for business strategy consulting services including the establishing a business plan, model and growth strategy. The shares were issued on August 1, 2005. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

On June 15, 2005, the Company authorized the issue of 100,000 shares of restricted common stock to Ivano Angelastri for consulting services to be provided to the Company for business strategy consulting services including the establishing a business plan, model and growth strategy. The shares were issued on August 1, 2005. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

On July 15, 2005, the Company authorized the issue of 10,000 shares of restricted common stock to Janiece Rawalt under the terms of an employment agreement dated March 1, 2004. The shares were issued on August 17, 2005. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

On July 15, 2005, the Company authorized the issue of 150,000 shares of restricted common stock to Ray Pettis for services rendered. The shares were issued on August 17, 2005. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

On July 15, 2005, the Company authorized the issue of 20,000 shares of restricted common stock to Steve Lee for services rendered. The shares were issued on August 17, 2005. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

On July 15, 2005, the Company authorized the issue of 5,000 shares of restricted common stock to Sabrina Baio under the terms of an employment agreement dated March 24, 2004. The shares were issued on August 17, 2005. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

On July 15, 2005, the Company authorized the issue of 20,000 shares of restricted common stock to Frank O’Neill for services rendered. The shares were issued on August 17, 2005. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

In August, 2005, the Company authorized the issue of 25,000 shares of restricted common stock to CA Reddy for services rendered on the Company’s Technical Advisory Board. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

In August 2005, the Company authorized the issue of 60,000 shares of the Company’s restricted common stock to Elliot Bates for services rendered. These shares were issued December 15, 2005. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

In January 2006, an additional 25,000 shares of restricted common stock were authorized to be issued to CA Reddy for his agreeing to become a member of the Company’s Technical Advisory Board. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

In January, 2006, we authorized the issuance of 50,000 shares of our common stock to each of our directors as compensation for the services provided by them during the fiscal year ended October 31, 2005. A total of 200,000 shares were issued to the directors as a group. These shares were physically issued on June 9, 2006. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

In January, 2006, we authorized the issuance of 100,000 shares of our common stock to each of our officers as compensation for the services provided by them during the fiscal year ended October 31, 2005. A total of 200,000 shares were issued to the officers as a group. These shares were physically issued on June 9, 2006. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

On March 28, 2006, we issued 1,150,000 shares of our common stock to three investors in exchange for $100,000 of promissory notes previously issued by us. We relied on the exemption from registration provided by Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

On March 28, 2006, we issued 63,000 shares of our common stock to employees as compensatory stock grants. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

On March 29, 2006, we issued 541,818 shares of our common stock to 6 employees/consultants as compensatory stock grants. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

On June 19, 2006, we sold 2,500,000 Units (consisting of 1 share of common stock and a warrant to buy 1 share of our common stock with an exercise price of $0.80) to a single non-U.S. investor for an aggregate purchase price of $1,000,000. We relied on the exemption from registration provided by Regulation S of the Securities Act of 1933, as amended, for the issuance of these shares. We have agreed to register the shares of common stock underlying the Units. We engaged T&T Vermogensverwaltungs AG as our investment banker for this offering and have paid them 7% of the gross proceeds generated from the offering and 250,000 shares of our common stock.

On June 30, 2006, we issued 10,000,000 shares of our common stock to Bio Solutions Franchise Corp. in exchange for 100% of the capital stock of Bio-Extraction Services, Inc. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares. In an action pending in the United States District Court for the Southern District of Mississippi, we have alleged, among other things, that BSFC and the other counterdefendants entered into a series of self-dealing and wasteful transactions pursuant to which they illegally misappropriated and diverted this business opportunity from us and then sold the same to us for the 10,000,000 shares of common stock. We believe that these shares are subject to a constructive trust for the benefit of the Company, and we are currently seeking a judicial determination that the shares are subject to a constructive trust and an order that the group convey these shares back to the Company. This matter is currently pending.

Since 2003, we have borrowed money from a group of third-party lenders in order to fund our operations. As of October 31, 2006, the outstanding principal balance on these loans was approximately $800,000. On November 29, 2006, we entered into a loan agreement with certain these lenders and a new lender, pursuant to which we borrowed approximately $164,000 of new funds, and pursuant to which the outstanding debt obligations were amended and restated. Under the loan agreement, the existing lenders received amended and restated convertible promissory notes in the aggregate principal amounts of $537,955 and $264,625, respectively, and the new lender received a convertible promissory note in the aggregate principal amount of $164,000. Under the loan agreement and the notes, each lender may, in its sole and absolute discretion, make additional loans to us, up to an aggregate total of $1,000,000 per lender. Each note bears interest at the rate of eight percent (8%) per annum and is payable on demand. Each note is also convertible into shares of our common stock at a conversion rate equal to the lower of (a) $0.05 per share, and (b) seventy percent (70%) of the three day average of the closing bid price of our common stock immediately prior to conversion; provided, however, that the conversion price may not be less that $0.01 per share under any circumstances. The notes are secured by a first priority security interest in all of our assets. We have has agreed to register the resale of the shares of common stock underlying the convertible notes with the Securities and Exchange Commission under the Securities Act of 1933 upon request of the lenders. We relied on the exemptions from registration provided by Section 3(a)(9) and Section 4(2) of the Securities Act of 1933, as amended, for the issuance of the notes under the loan agreement.

On December 12, 2006, we issued an aggregate of 2,000,000 shares of our common stock to two consultants pursuant to consulting agreements. Of these shares, 1,500,000 shares vested immediately and 500,000 shares vest in October 2007. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

On February 21, 2007, we issued 800,000 shares of our common stock to a consultant pursuant to a consulting agreement. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

On March 21, 2007, we issued 1,000,000 shares of our common stock to a debtholder of the Company in exchange for his cancellation of $200,000 principal of indebtedness owed by the Company. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

On June 11, 2007, we issued an aggregate of 2,300,000 shares of our common stock to two consultants pursuant to consulting agreements. We relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of these shares.

Item 27. Exhibits

Exhibit No.	Description

2.1
Reorganization and Stock Purchase Agreement by and between Single Source Financial Services Corporation, certain shareholders of Single Source Financial Services Corporation, Bio-Solutions Manufacturing, Inc., and the shareholders of Bio-Solutions Manufacturing, Inc., incorporated by reference to our Current Report on Form 8-K filed on April 2, 2004.

2.2
Stock Purchase Agreement dated as of June 2, 2006 by and between Bio Solutions Manufacturing, Inc. and Bio Solutions Franchise Corp., incorporated by reference to our Quarterly Report on Form 10-QSB filed on June 21, 2006.

3.1
Articles of Incorporation of Ream Printing Paper Corp. (now known as Bio Solutions Manufacturing, Inc.), incorporated by reference to our Registration Statement on Form SB-2 filed on November 22, 2000 (File No. 333-50512).

3.2
Certificate of Amendment to Articles of Incorporation of Ream Printing Paper Corp. (now known as Bio Solutions Manufacturing, Inc.), incorporated by reference to our Registration Statement on Form SB-2 filed on November 22, 2000 (File No. 333-50512).

3.3
Certificate of Amendment to Articles of Incorporation of Single Source Financial Services Corporation (now known as Bio Solutions Manufacturing, Inc.), incorporated by reference to our Definitive Information Statement on Schedule 14C filed on October 10, 2001.

3.4
Bylaws of Ream Printing Paper Corp. (now known as Bio Solutions Manufacturing, Inc.), incorporated by reference to our Registration Statement on Form SB-2 filed on November 22, 2000 (File No. 333-50512).

4.1	Specimen Certificate of Bio Solutions Manufacturing, Inc.’s common stock, incorporated by reference to our Annual Report on Form 10KSB/A for the year ended October 31, 2006, filed on March 23, 2007.

4.2	Form of Unit Purchase Agreement among Bio Solutions Manufacturing, Inc., and various purchasers, incorporated by reference to our Quarterly Report on Form 10-QSB filed on June 21, 2006.

4.3	Form of convertible secured promissory note, incorporated by reference to our Annual Report on Form 10KSB/A for the year ended October 31, 2006, filed on March 23, 2007.

4.4
Form of Registration Rights Agreement by and among Bio Solutions Manufacturing, Inc., and various lenders, , incorporated by reference to our Annual Report on Form 10KSB/A for the year ended October 31, 2006, filed on March 23, 2007.

5.1	Opinion of Spectrum Law Group, LLP, filed herewith.

10.1
Manufacturing/Marketing Agreement between Bio Solutions Manufacturing, Inc. and Bio Solutions Franchise Corp., incorporated by reference to our Annual Report on Form 10KSB/A for the year ended October 31, 2006, filed on March 23, 2007.

10.2
Lease Agreement with Option between Bio Solutions International, Inc. and Innovative Industries, LLC, incorporated by reference to our Annual Report on Form 10KSB/A for the year ended October 31, 2006, filed on March 23, 2007.

10.3
Loan Agreement by and among Bio Solutions Manufacturing, Inc. and various lenders, incorporated by reference to our Annual Report on Form 10KSB/A for the year ended October 31, 2006, filed on March 23, 2007.

10.4
Security Agreement by and among Bio Solutions Manufacturing, Inc., Bio Solutions Production, Inc., Bio-Extraction Services, Inc., and various lenders, incorporated by reference to our Annual Report on Form 10KSB/A for the year ended October 31, 2006, filed on March 23, 2007.

10.5
Intellectual Property Security Agreement by and among Bio Solutions Manufacturing, Inc., Bio Solutions Production, Inc., Bio-Extraction Services, Inc., and various lenders, incorporated by reference to our Annual Report on Form 10KSB/A for the year ended October 31, 2006, filed on March 23, 2007.

10.6
Stock Pledge Agreement by and among Bio Solutions Manufacturing, Inc. and various lenders, incorporated by reference to our Annual Report on Form 10KSB/A for the year ended October 31, 2006, filed on March 23, 2007.

10.7
Guaranty by Bio Solutions Production, Inc. and Bio-Extraction Services, Inc. in favor of various lenders, incorporated by reference to our Annual Report on Form 10KSB/A for the year ended October 31, 2006, filed on March 23, 2007.

10.8
Single Source Financial Services Corporation 2002 Omnibus Securities Plan, incorporated by reference to our Registration Statement on Form S-8 filed on April 19, 2002 (File No. 333-88834), as amended by our Registration Statement on Form S-8 filed on August 24, 2005 (File No. 333-127820).

10.9	2006 Stock Incentive Plan, incorporated by reference to our Registration Statement on Form S-8, filed on October 31, 2006 (File No. 333-138339).

10.10
Stock Award Agreement by and between Bio Solutions Manufacturing, Inc. and David S. Bennett, incorporated by reference to our Annual Report on Form 10KSB/A for the year ended October 31, 2006, filed on March 23, 2007.

10.11
Stock Award Agreement by and between Bio Solutions Manufacturing, Inc. and Patricia M. Spreitzer, incorporated by reference to our Annual Report on Form 10KSB/A for the year ended October 31, 2006, filed on March 23, 2007.

16.1	Letter on change in certifying accountant, incorporated by reference to Shumate’s Current Report on Form 8-K filed on August 10, 2006.

21.1	Subsidiaries of Bio Solutions Manufacturing, Inc., incorporated by reference to our Annual Report on Form 10KSB/A for the year ended October 31, 2006, filed on March 23, 2007.

23.1	Consent of Independent Public Accountants, Sherb & Co., LLP, filed herewith.

23.2	Consent of Independent Public Accountants, Baum and Company, P.A., filed herewith.

23.3	Consent of Spectrum Law Group, LLP (filed as part of Exhibit 5.1)

Item 28. Undertakings

The undersigned Registrant hereby undertakes the following:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registration pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, Wire One has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada, on September 10, 2007.

BIO SOLUTIONS MANUFACTURING, INC.

By:	/s/ David S. Bennett
David S. Bennett
President

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated.

Signatures	Title	Date

/s/ David S. Bennett	President and Director	September 10, 2007
David S. Bennett	(Principal Executive Officer)

/s/ Patricia M. Spreitzer	Secretary, Treasurer, and Director	September 10, 2007
Patricia M. Spreitzer	(Principal Financial and Accounting Officer)